As filed with the Securities and Exchange Commission on February 6, 2026

Registration No. 333-288986

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRON INC.

(Exact name of registrant as specified in its charter)

Nevada	32-0686534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

941 W. Morse Blvd. Suite 100
Winter Park, FL 32789
Phone: 407-230-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Miller, Chief Executive Officer
Tron Inc.
941 W. Morse Blvd. Suite 100
Winter Park, FL 32789
Phone: 407-230-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

+1 (310) 728 5129

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY [  ], 2026

PROSPECTUS

TRON INC.
$1,000,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may, from time to time in one or more offerings, offer and sell up to $1,000,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants and rights to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “TRON.” On July 24, 2025, the last reported sale price for our common stock was $8.74 per share. As of that date, the Company is no longer subject to General Instruction I.B.6 of Form S-3.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Tron Inc. is engaged in the adoption of blockchain-integrated treasury strategies. While we have certain incidental relationships with the TRON DAO and the TRON blockchain ecosystem, the Company operates independently.

We do not have any operations in Mainland China and currently do not have or intend to have any operating subsidiary established in Mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. However, our wholly-owned subsidiary, SRM Entertainment Limited (“SRM Ltd”), which provides administrative support for our custom merchandise business, is a company incorporated in Hong Kong, and our Treasury Wallet (as defined below) is currently located in Hong Kong. Because Hong Kong is a Special Administrative Region of China, the Chinese government may, in the future, exercise significant oversight and discretion over the conduct of the Hong Kong aspects of our business and may intervene in or influence the Hong Kong aspects of our operations at any time, which potentially could result in changes to our operations and affect the value of our Common Stock (as defined below) or other securities.

We are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. The possibility of the exercise of significant oversight by Chinese government over the conduct of the Hong Kong aspects of our business is a risk to our Hong Kong operations. There are risks that such governmental actions (i) could disrupt certain aspects of our operations; (ii) could significantly interfere with, limit or hinder our ability to continue the Hong Kong aspects of our operations; and (iii) may cause the value of our Common Stock or other securities to decline.

SRM Ltd is a company incorporated in Hong Kong that provides administrative support for the procurement and delivery process of our custom merchandise business which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. We directly control our procurement of the custom merchandise with our PRC suppliers. As to our TRX treasury business, our Treasury Wallet is located in Hong Kong, which is a part of the PRC, however, all operating decisions relating to the movement of TRX to and from the Treasury Wallet are made by our Board, a majority of whom are not based in Hong Kong or the PRC. As a result, we believe that our current connections to Hong Kong are not substantial. We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Hong Kong subsidiary or TRX treasury business, our ability to accept investments and the listing of our Common Stock or other securities on a U.S. or other foreign exchange. These currently known and unpredictable actions could affect our operations and/or the value of our Common Stock or other securities. See “Risk Factors — Certain of our operations are conducted in Hong Kong. It is possible that the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations, which could potentially significantly interfere with, alter, limit or hinder our current presence in Hong Kong, and certain scenarios possibly affect the value of our Common Stock or other securities. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence the Hong Kong aspects of our operations, which could interfere with our operations and/or affect the value of the Common Stock or other securities we are registering for sale.” for further information. See “Prospectus Summary — Regulatory Developments in the PRC” for further information.

Investing in our securities involves a high degree of risks. Please carefully consider the “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, the “Risk Factors” beginning on page 17 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities and consider the following:

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities, warrants or rights to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $1,000,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our company,” “the Company,” “our” or similar words refer to Tron Inc. (or SRM Entertainment, Inc., as the case may be), together with our subsidiaries. “China” or the “PRC” refers to the People’s Republic of China, including Hong Kong. “Mainland China” refers to the mainland of the People’s Republic of China, excluding Hong Kong. For reference to specific laws and regulations adopted by Mainland China, the definition of “China” or the “PRC” refers to Mainland China.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

The following summary may not contain all the information that may be important to you in making an investment in our securities. This prospectus incorporates important business and financial information about us that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

Our Business

General

Tron Inc., formerly SRM Entertainment, Inc., is a publicly traded company pioneering blockchain-integrated treasury strategies. As the public company with the largest TRON (TRX) tokens holdings, the Company is committed to transparency, long-term value creation and the adoption of decentralized financial tools. In addition, through our wholly owned subsidiary, the Company designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of the Company’s products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. The products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions.

Tron Inc. is a Nevada corporation that was incorporated on April 22, 2022. SRM Entertainment Limited (“SRM Ltd”), a limited company was incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China on January 23, 1981. The Company acquired SRM Ltd on August 14, 2023. The consolidated companies are collectively referred to as the Company.

On June 16, 2025, we entered into the June Securities Purchase Agreement (as defined below) with Bravemorning (as defined below). On August 29, 2025, Bravemorning acquired 220,000,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), via its exercise of June PIPE Warrants (as defined below) with total dollar amount of $110,000,000, and upon such acquisition, Bravemorning became the owner of approximately 86.6% of the Company’s outstanding shares of Common Stock. Upon the August Warrant Exercise (as defined below) in connection with the June Securities Purchase Agreement (as defined below), Bravemorning also held 100,000 Preferred Stock Shares (as defined below), which are convertible into an additional 200,000,000 shares of Common Stock and which vote on an as-converted basis with the Common Stock; and Bravemorning’s ownership of Common Stock and Preferred Stock Shares gave it an aggregate voting power of approximately 92.5%. As of February 4, 2026, Bravemorning holds an aggregate voting power of approximately 88.5%. Mr. Weike Sun, who is a director of the Company, is the sole shareholder of Bravemorning. See “Recent Developments” for more information on these transactions and also on the Employment Agreement Amendments, the Name Change, the Symbol Change and the Charter Amendment (all as defined below). These moves reflect the Company’s broader strategic transformation and its commitment to aligning more closely with the TRON blockchain ecosystem, following the launch of its Tron-focused treasury strategy. The Company’s ticker change to “TRON” reinforces its brand identity and positions it as a key corporate player in the rapidly evolving blockchain and digital asset economy.

On December 29, 2025, the Company announced an $18 million strategic equity investment from Justin Sun (“December Investment”). The closing of the December Investment occurred on January 8, 2026. See “Recent Developments” for more information on this transaction.

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Business

Toy and Souvenir

The Company is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues.

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Our toy and souvenir business is built on the principle that almost everyone is a fan of something and the evolution of pop culture is leading to increasing opportunities for fan loyalty. We create whimsical, fun and unique products that enable fans to express their affinity for their favorite “something”-whether it is a movie, TV show, favorite celebrity, or favorite restaurant. We infuse our distinct designs and aesthetic sensibility into a wide variety of product categories, including figures, plush, accessories, apparel, and homewares. With our unique style, expertise in pop culture, broad product distribution and highly accessible price points, we have developed a passionate following for our products that has underpinned our growth. We believe we sit at the nexus of pop culture-content providers value us for our broad network of retail customers, retailers value us for our portfolio of pop culture products and pop culture insights, and consumers value us for our distinct, stylized products and the content they represent.

Pop culture pervades modern life and almost everyone is a fan of something. Today, more quality content is available and technology innovation has made content accessible anytime, anywhere. As a result, the breadth and depth of pop culture fandom resembles, and in many cases exceeds, the type of fandom previously associated only with sports. Everyday interactions at home, work or with friends are increasingly influenced by pop culture.

We have invested strategically in our relationships with key constituents in pop culture. Content providers value us for our broad network of retail customers and retailers value us for our pop culture products, pop culture insights and ability to drive consumer traffic. Consumers, who value us for our distinct, stylized products, remain at the center of everything we do.

Content Providers: We have licensing relationships with many established content providers, and our products appear in venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld, Cedar Fair, Herschend Family Entertainment and Merlin Entertainment. We currently have licenses with Smurfs, The ICEE Company and Zoonicorn LLC, from which we can create multiple products based on each character within. Content providers trust us to design, create and manufacture unique, stylized extensions of their intellectual property that extend the relevance of their content with consumers through ongoing engagement, helping to maximize the lifetime value of their content.

Consumers: Fans are increasingly looking for ways to express their affinity for and engage with their favorite pop culture content. Over time, many of our consumers evolve from occasional buyers to more frequent purchasers, whom we categorize as enthusiasts or collectors. We create innovative products to appeal to a broad array of fans across consumer demographic groups-men, women, boys and girls-not a single, narrow demographic. We currently offer an array of products that sell across several categories. Our products are generally priced between $2.50 and $50.00, which allows our diverse consumer base to express their fandom frequently and impulsively. We continue to introduce innovative products designed to facilitate fan engagement at different price points and styles.

We have developed a nimble and low-fixed cost production model. The strength of our management team and relationships with content providers, retailers and third-party manufacturers allows us to move from product concept to a new product tactfully. As a result, we can dynamically manage our toy and souvenir business to balance current content releases and pop culture trends with timeless content based on classic movies, such as Harry Potter or Star Wars. This has allowed us to deliver significant growth while lessening our dependence on individual content releases.

TRX Tokens Treasury

The TRX token is the governance token of the TRON network, which is used to pay for on-chain transaction fees, participate in network governance and incentivize validators who generate transaction blocks for the network. Users can also stake TRX tokens to vote for validators who facilitate the block validation process and earn staking rewards.

We believe that the TRX token is an attractive digital asset which can create long-term value for our shareholders by capitalizing on the global adoption of blockchain and digital innovation.

The Company has adopted a Treasury Reserve Policy (“Treasury Reserve Policy”) which set out our treasury management and capital allocation strategies, under which our treasury reserve assets will consist of:

●	cash and cash equivalents and short-term investments (“Cash Assets”) held by us that exceed working capital requirements; and

●	TRX tokens held by us, as the primary treasury holding asset on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets.

The TRX token is the native token of the TRON blockchain. As of February 4, 2026, the TRX token ranked number 6 by market valuation among all non-stablecoin crypto tokens globally. The Company’s plan is to accumulate and hold TRX tokens in its treasury and stake substantially all TRX tokens to earn yield. The Company has been staking TRX tokens in its treasury through JustLend DAO (“JustLend”), the leading decentralized finance (“DeFi”) protocol on the TRON blockchain, to earn enhanced staking yield generated from both standard TRX staking (i.e. token rewards derived from delegating to super representative nodes) and “energy” renting from idle TRON resources entitled by TRX staking. Such yield, generally ranging from 5% to 10% annualized (or occasionally more), is in general higher than sector peers in the crypto treasury strategy category.

The use cases of the TRX token include (but are not limited to):

(i) Governance of TRON blockchain: By staking their TRX token holdings, TRX token holders will be able to vote for super representative candidates. The top 27 super representative candidates with the highest votes will become the super representative nodes (the “SR”) and be able to participate in validation and block production. The super representative candidates who rank 28th to 127th are called super representative partners (the “SR Partners”). Each of the SRs, SR Partners and other super representative candidates may initiate community proposals, but only SRs are entitled to vote for the proposals. As of February 4, 2026, the SRs of TRON blockchain include, among others, Google Cloud, Binance, HTX, Kraken, OKX, OKCoin Japan, Kiln, P2P.org, Nansen, and Abra Capital.

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(ii) Transaction fees on TRON blockchain: TRX token is primarily used to pay transaction fees on the TRON blockchain. Generally speaking, users of the TRON blockchain are required to utilize token resources (namely “bandwidth” and “energy”) in their wallets to process transactions. Users can obtain such resources by either burning or staking TRX tokens.

(iii) Incentivizing SRs to maintain security and functionality of TRON blockchain: Block generation rewards and voting rewards on the TRON blockchain are issued in the form of TRX token. An SR is entitled to block generation rewards, and voting rewards are distributed to both SRs and SR Partners.

The genesis supply of the TRX token was 100 billion. New tokens are generated currently at the rate of approximately 1.5% per annum as governance and block validation rewards. On the offsetting side, TRX token is burned by the users to pay transaction fees for on-chain activities. Consequently, the supply change of TRX token depends on how active the blockchain is. During the period from January 1, 2022 to February 4, 2026, TRX token has been in deflation at approximately 1.8% per annum. As of February 4, 2026, the supply of TRX token is approximately 94.7 billion. Currently there is no lock-up, and substantially all the TRX tokens are in circulation.

The TRON protocol, one of the largest blockchain-based operating systems in the world, offers public blockchain support of high throughput, high scalability, and high availability for all decentralized applications (DApps) in the TRON ecosystem.

The TRON mainnet was launched in June 2018. It marked the transition of TRX token from being an ERC-20 token on the Ethereum blockchain to the native governance token of TRON blockchain, an independent and standalone network.

Through years of development, TRON blockchain has been uniquely positioned as the dominant settlement protocol for on-chain stablecoin payment. As of February 4, 2026, TRON had over 363 million in total user wallets globally, hosting approximately 84.4 billion in TRC-20 USDT (Tether) accounting for approximately 45.5% of total USDT circulation.

TRON block generation is secured and validated by a diverse group of super representative nodes globally including major industry players such as Google Cloud, Binance, HTX, Kraken, OKX, OKCoin Japan, Kiln, P2P.org, Nansen, and Abra Capital.

The Company holds the treasury tokens in a self-managed hardware wallet (the “Treasury Wallet”). The board of directors of the Company (the “Board”) has full control and access to the Treasury Wallet, which was set up by BiT Global Trust Limited (“BiT Global”). BiT Global is a licensed Trust or Company Service Provider under the licensing regime administered by the Companies Registry of Hong Kong and a trust company registered under section 78(1) of the Trustee Ordinance (Cap. 29) of Hong Kong, and is therefore a regulated custodian.

The Treasury Wallet is safely kept in a secure location in Hong Kong controlled by BiT Global. It utilizes the proprietary technology and on-chain compliance monitoring services provided by BiT Global. Pursuant to the Self-Managed Wallet Services Agreement (the “BiT Global Services Agreement”) entered into by the Company and BiT Global on June 26, 2025, BiT Global has set up the Treasury Wallet for the Company, licenses certain BiT Global technology to the Company, and provides monitoring services to the Company relating to on-chain wallet activities. The Company retains sole control of the Treasury Wallet and private keys in Hong Kong. Mr. Weike Sun and Mr. Zi Yang, our Directors, are authorized by the Board to make the arrangement for safeguarding and operating the private keys of the Treasury Wallet. Due to security considerations, the details of the private key arrangement are highly confidential and not for public disclosure. The Board is primarily responsible for verifying the existence of treasury token holdings. The Company’s auditors also have inspected and verified the Treasury Wallet operations and the existence of the treasury token holdings. There currently is no insurance coverage on the treasury tokens.

The BiT Global Services Agreement contains customary provisions relating to fees, confidentiality, compliance with applicable law, indemnification, limitations of liability, and termination. The foregoing description of the BiT Global Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BiT Global Services Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company has staked and plans to continue to stake TRX tokens in its treasury into Staked TRX (sTRX) tokens through JustLend, the leading DeFi protocol on the TRON blockchain which executes transactions through smart contracts, to earn enhanced staking yield from both standard TRX staking and energy rental. JustLend is the DeFi staking platform designated by the Company to generate enhanced staking yield via the staked TRX token (sTRX). The Company has currently staked nearly 100% of the TRX tokens in its treasury into sTRX tokens. See “Our TRX Tokens Holdings” below. By holding sTRX tokens, the Company is able to earn enhanced yields from both standard TRX staking and energy rental.

The staking rewards generated from staking TRX tokens into sTRX via JustLend are distributed according to the protocol’s rules. Currently, 20% of the rewards are retained by the JustLend protocol as protocol revenue, while the remaining 80% are allocated to sTRX token holders on a pro-rata basis. BiT Global does not receive any portion of the staking rewards.

The staking of TRX tokens into sTRX tokens through JustLend was executed on https://app.justlend.org/strx . JustLend is a decentralized finance protocol, and the staking is governed by the Terms of Service of JustLend: https://www.justlend.org/docs/JustLend_Terms_of_Use_en.pdf. There is no separate agreement between the Company and JustLend. The Company has not engaged in offline staking.

The TRX token is the native token of the TRON blockchain, and it serves as the utility token for various scenarios. The staked TRX token (sTRX) is a derivative token issued by the JustLend DAO protocol that represents the “staked” TRX tokens, which can automatically generate yield (through the combination of standard TRX staking rewards and energy renting) for the token holders. Users can obtain sTRX tokens by staking TRX tokens on JustLend. The sTRX token is not fixed at a 1:1 conversion ratio with the TRX token; instead, the number of TRX tokens which can be exchanged from one sTRX token increases over time as rewards accumulate. As the voting rewards and energy rent accrue, the conversion ratio of the TRX token to the sTRX token increases gradually, so that the number of TRX tokens which can be obtained by users by unstaking and swapping from sTRX tokens back to TRX tokens increases accordingly. By holding sTRX tokens, the Company is able to earn enhanced yields from both standard TRX staking and energy rental. For the avoidance of doubt, the sTRX token does not generate discrete staking rewards. Instead, the economic benefit of staking is reflected through a floating conversion rate between TRX and sTRX, which increases over time based on accrued protocol rewards. For comparison, the TRX token remains the native token of the TRON blockchain, and which can be used directly for transaction fee payments and community governance; whereas the sTRX token functions as a staking and yield-bearing certificate. On June 28, 2025 and August 28, 2025, 365,096,800 and 312,500,000 TRX tokens were converted into approximately 297,543,246 and approximately 252,133,646 sTRX tokens respectively, based on the real-time conversion ratio according to the JustLend webpage (https://app.justlend.org/strx?lang=en-US). According to the JustLend DAO documentation, users who unstake their sTRX must wait 14 days before they can withdraw the unstaked TRX by clicking “Withdraw” on the same page.

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As of the date of this prospectus, the Company does not have any material agreements with counterparties relating to the purchase or sale of TRX tokens. To date, the TRX tokens held in the Company’s treasury were received (i) as payment in kind from the Company’s controlling shareholder in connection with the issuance of Series B Preferred Stock and warrant shares in connection with the June Securities Purchase Agreement (as defined below); and (ii) as a result of the token sale and purchase transactions under the BGDL Token S&P Agreement (as defined below).

Our TRX token strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase TRX tokens, and (ii) acquiring TRX tokens with our liquid assets that exceed working capital requirements. We intend to fund further TRX token acquisitions primarily through issuances of Common Stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock. As of February 4, 2026, our authorized capital stock consists of 1,000,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 1,000,000 shares are designated as Series A Preferred Stock and 5,000 shares of the Series A Preferred Stock are designated as convertible, and 100,000 shares are designated as Series B Preferred Stock.

We view our TRX tokens holdings as long-term holdings and expect to continue to accumulate TRX tokens. We have not set any specific target for the amount of TRX tokens we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional TRX tokens. This overall strategy also contemplates that we may (i) enter into additional capital raising transactions that are collateralized by our TRX tokens holdings, and (ii) consider pursuing strategies to create income streams or otherwise generate funds using our TRX tokens holdings.

The primary focus of the business of the Company is the accumulation of TRX tokens with the goal to realize long-term value creation through price appreciation and staking rewards. The sTRX token, being a derivative token that represents the “staked” TRX token, provides exposure to additional yield from standard TRX staking rewards and energy renting. The Company currently has no intention to use its TRX token reserve to support or finance its operating activities. However, the Company will not rule out the possibility of doing so in the future, subject to its business or financing needs. Further, save for the USDT (Tether) stablecoins received by the Company under the December Investment (as defined below), the Company currently does not plan to hold any crypto assets other than TRX tokens and sTRX tokens which were obtained from TRX staking.

TRON Blockchain

Founded in 2017 by Justin Sun, TRON is an open blockchain network that supports smart contracts and decentralized applications. Justin Sun oversaw development of the TRON blockchain prior to the establishment of TRON DAO in 2021.

The TRON blockchain is a public blockchain with high throughput, cost-efficient capacity which is widely used as decentralized infrastructure by stablecoins, decentralized finance (DeFi), and other decentralized applications (DApp). The TRON Virtual Machine (TVM) supports the deployment and execution of smart contracts, with the network operating under a Delegated Proof-of-Stake (DPoS) consensus mechanism which allows the holders of the blockchain’s native tokens to participate in community governance by staking, voting and election of validators.

The latest major developments of the TRON blockchain include:

- In August 2025, the TRON community voted and approved the energy price amendment proposal, lowering the unit price of energy from 0.00021 TRX to 0.00010 TRX in August 2025 (Proposal #104), further reducing the transaction fees of the TRON blockchain. See “Recent Developments – Lowering of Transaction Fees” and “Risk Factors - The price decrease of energy, a type of system resources on the TRON blockchain, could negatively affect the Company.”

- In May 2025, TRON blockchain completed the GreatVoyage-v4.8.0 (Kant) upgrade. It aims at enhancing the blockchain’s compatibility with Ethereum (following the Cancun upgrade) to make it easier for developers to migrate applications from Ethereum to TRON blockchain.

Justin Sun does not serve as an executive officer of the Company. More specifically, Justin Sun does not hold any officer position for the Company or any subsidiary thereof, he is not in charge of any business unit, and he does not perform any policy making functions. He acts solely in an advisory role as an independent contractor, pursuant to the terms of the Sun Advisory Agreement, as defined and further described below.

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Our TRX Tokens Holdings

Upon completion of the June PIPE Offering (as defined below), the Company received 365,096,845 TRX tokens, being part of the Consideration Tokens (as defined below) from Bravemorning (as defined below). Upon completion of the August Warrant Exercise (as defined below), the Company received an additional 312,500,100 TRX tokens, being the Warrant Exercise Tokens (as defined below) from Bravemorning. As of February 4, 2026, the Company holds approximately 2,391,241 TRX tokens and approximately 549,676,892 sTRX tokens.

An aggregate of 365,096,800 TRX tokens of the Consideration Tokens held by the Company have been “staked” on JustLend, a decentralized finance (DeFi) protocol, on June 28, 2025 in exchange for approximately 297,543,246 Staked TRX (sTRX) tokens. 312,500,000 TRX tokens of the Warrant Exercise Tokens held by the Company have been “staked” on JustLend on August 28, 2025 in exchange for approximately 252,133,646 sTRX tokens. “Staking” is a process commonly used in the blockchain industry that allows network participants to earn rewards by locking their tokens in wallets. The sTRX token is a derivative token that represents the “staked” TRX tokens, which can automatically generate yield (through the combination of standard TRX staking rewards and energy renting) for the token holders. The sTRX token does not generate discrete staking rewards. Instead, the economic benefit of staking is reflected through a floating conversion rate between TRX and sTRX, which increases over time based on accrued protocol rewards.

Therefore, out of the 677,596,945 TRX tokens received by the Company from the June PIPE Offering and the August Warrant Exercise, the Company has staked 677,596,800 TRX tokens (which is nearly 100% of the TRX tokens received) into approximately 549,676,892 sTRX tokens. It is necessary for the Company to retain a small portion of TRX tokens for the on-chain transaction fees payment. Under standard TRX staking mechanism, TRX stakers are able to participate in community governance by voting for super representatives. Yield from standard TRX staking generally refers to (1) energy and bandwidth obtained by users after staking TRX on the TRON blockchain and (2) the voting rewards in the form of TRX tokens obtained by users after voting for the super representatives. Energy rental generally refers to users earning rent by renting out the energy that is obtained by staking TRX on the TRON blockchain. According to the mechanism of the TRON blockchain, deploying or triggering smart contracts consumes energy; and if energy is insufficient, TRX token(s) will be burned to make up for the missing resources. Energy could be obtained by either staking TRX tokens or burning TRX tokens. Given the market demands, there are energy rental protocols in the market (such as JustLend Energy Rental), such that users can borrow energy without staking nor burning TRX tokens. Users who already have staked their TRX tokens on the TRON blockchain have the ability to lend their energy out to earn additional income.

As of February 4, 2026, the Company has not yet had any TRX token dispositions.

The Company intends to substantially utilize its excess cash to accumulate TRX tokens, and execute the relevant transactions (including potential future disposals) through a variety of leading global trading platforms to ensure the execution quality. The Company’s digital asset treasury (DAT) strategy is to buy and hold TRX tokens without hedging, as we believe that market timing generally is counter productive longer term.

The Company and the TRON Ecosystem

While there are crossover relationships between certain directors of the Company and the TRON blockchain ecosystem (Weike Sun is the father of Justin Sun, the founder of TRON, Zhihong Liu has been a senior advisor to TRON DAO, and Zi Yang is associated with Tronscan, the official internet explorer for the TRON blockchain), there is no direct relationship between the Company and the TRON DAO. The Company’s name merely recognizes that it has adopted a treasury strategy focused on TRX, the native token of the TRON blockchain. The TRON DAO, by contrast, is the decentralized autonomous organization that, since 2021, facilitates the development of the TRON blockchain network. Justin Sun, our advisor, founded TRON in 2017 and oversaw its development prior to the establishment of TRON DAO in 2021. Super Representatives, elected by the community of TRX holders and acting by consensus are the sole decision makers for TRON DAO. While it is possible that developments to the TRON blockchain, as directed and agreed by TRON DAO, could affect consumer use of or market perception about TRX, and thus impact our business, the relationship to the Company is incidental.

Recent Developments

May 2025 PIPE Offering

On May 21, 2025, the Company entered into a Securities Purchase Agreement (the “May Securities Purchase Agreement”) with an institutional investor for a private investment in public equity (the “May PIPE Offering”) of 5,000 shares of its Series A Preferred Stock, convertible into 8,928,571 shares of Common Stock, at a conversion price of $0.56 per share of Series A Preferred Stock, and an aggregate of 8,928,571 warrants (the “May PIPE Warrants”) to acquire up to 8,928,571 shares of Common Stock, subject to beneficial ownership limitations set by the holder. The purchase price for one unit (consisting of one share of Series A Preferred Stock convertible into approximately 1,785 shares and the same number of warrants) was $1,000. The May PIPE Warrants issued in the May PIPE Offering are exercisable immediately upon issuance at an exercise price of $0.65 per share and will expire two years from the date of issuance.

The May PIPE Offering closed on May 27, 2025, with aggregate gross proceeds totaling approximately $5 million, before deducting placement agent fees and other expenses. The Company intends to use the proceeds from the May PIPE Offering for general corporate and working capital purposes.

The exercise price and number of shares of Common Stock issuable upon exercise of the May PIPE Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, the investor may not exercise any portion of the May PIPE Warrants to the extent that the investor would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the May PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the May PIPE Warrants) of its May PIPE Warrants calculated pursuant to a formula set forth in the May PIPE Warrants, payable in cash. There is no trading market available for the May PIPE Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the May PIPE Warrants on any securities exchange or nationally recognized trading system.

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Pursuant to the May Securities Purchase Agreement, for a period of eighteen (18) months after the closing date, the investor shall have the right of first refusal to participate with respect to any offering involving (i) future equity or equity-linked securities of the Company or (ii) debt of the Company, which is convertible into equity or in which there is an equity component.

Pursuant to the May PIPE Offering, on May 22, 2025, the Company filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Nevada and subsequently, on May 23, 2025 the Company filed an Amended & Restated Certificate of Designation to correct the conversion price of the Series A Preferred Stock from $0.50 per share to $0.56 per share.

Dominari Securities, LLC acted as placement agent (the “Placement Agent”) in connection with the May PIPE Offering, pursuant to that certain Placement Agency Agreement, dated as of May 21, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent (i) a cash fee equal to 6.00% of the aggregate gross proceeds from the sale of the shares of Common Stock in the May PIPE Offering and (ii) reimbursement for certain of out-of-pocket expenses, including for reasonable expenses and legal fees of $100,000. In addition, we issued to the Placement Agent or its designees the placement agent warrants (the “May Placement Agent Warrants”) to purchase up to an aggregate of 535,714 shares of Common Stock (6.0% of the Common Stock sold in the May PIPE Offering). The Placement Agent Warrants have identical terms as the May PIPE Warrants.

While the securities offered and sold by the Company in the May PIPE Offering were not registered under the Securities Act prior to issuance, they were registered in a resale registration statement on Form S-3 declared effective by the SEC on June 16, 2025. As of July 24, 2025, all of the Series A Preferred Stock shares sold pursuant to the May Securities Purchase Agreement were converted into shares of Common Stock.

June 2025 PIPE Offering

On June 16, 2025, the Company entered into a Securities Purchase Agreement (the “June Securities Purchase Agreement”) with Bravemorning for a private investment in public equity (the “June PIPE Offering”) of 100,000 shares of its Series B Convertible Preferred Stock par value $0.0001 per share (the “Series B Preferred Stock”), convertible into 200,000,000 shares of Common Stock, at a conversion price of $0.50 per share of Common Stock, and warrants (the “June PIPE Warrants”) to acquire up to 220,000,000 shares of Common Stock. The June PIPE Warrants issued in the June PIPE Offering are exercisable immediately upon issuance at an exercise price of $0.50 per share and set to expire two years from the date of issuance. The 100,000 shares of Series B Preferred Stock issued to Bravemorning are referred to herein as the “Preferred Stock Shares.”

The issuance of the Preferred Stock Shares and the June PIPE Warrants occurred on June 16, 2025.

On June 28, 2025, Bravemorning paid the $100 million purchase price for the Preferred Stock Shares and Warrants (based on the closing price of TRX tokens on June 15, 2025), and on August 28, 2025, Bravemorning paid the $110 million exercise price for the August Warrant Exercise (based on the closing price of TRX tokens on August 26, 2025), in the form of TRX tokens (the “Consideration Tokens”). The Consideration Tokens are held in the Treasury Wallet designated and controlled by the Board. The Treasury Wallet is set up by BiT Global, a licensed Trust or Company Service Provider and registered trust company in Hong Kong. BiT Global provides on-chain monitoring services for the Treasury Wallet while the Board has full control and access to the Treasury Wallet. Our director, Zhihong Liu, is one of the directors of BiT Global.

The Preferred Stock Shares cannot be converted into more than 19.99% of the currently outstanding shares of Common Stock until stockholder approval of such an issuance is obtained and becomes effective. Shareholder approval of such issuance was obtained and became effective on August 11, 2025; and therefore the 19.99% limitation was no longer applicable as of such date.

The Company entered into an Advisory Agreement (the “Sun Advisory Agreement”) with Justin Sun on June 16, 2025 along with the issuance of the Preferred Stock Shares and the June PIPE Warrants. Pursuant to the Sun Advisory Agreement, Justin Sun will provide strategic business advisory and brand consulting services to the Company as an independent contractor. The scope of such services shall be as directed from time to time by the Board of Directors or the Chief Executive Officer of the Company. No payment is required to be made and, as of the date of this prospectus, no payment has been made by the Company to Justin Sun in consideration of the services provided by him to the Company under the Sun Advisory Agreement. The Sun Advisory Agreement has a one-year term, subject to renewal, and may be terminated by either party on 30 days’ notice. Work product developed under the agreement will be owned by the Company, subject to Mr. Sun’s retention of certain pre-existing intellectual property. The Sun Advisory Agreement also includes customary confidentiality, indemnification, non-disparagement, and arbitration provisions. The foregoing description of the Sun Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sun Advisory Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Justin Sun’s father, Weike Sun, is the sole shareholder of Bravemorning and was appointed as a member of the Board in connection with the June PIPE Offering.

The conversion price and exercise price and number of shares of Common Stock issuable upon conversion or exercise of the Preferred Stock Shares and the June PIPE Warrants, as the case may be is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the conversion price or exercise price. In the event of certain fundamental transactions, the holder of the June PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the June PIPE Warrants) of its June PIPE Warrants calculated pursuant to a formula set forth in the June PIPE Warrants, payable in cash. There is no trading market available for the Preferred Stock Shares or the June PIPE Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Preferred Stock Shares or June PIPE Warrants on any securities exchange or nationally recognized trading system.

Dominari Securities, LLC acted as placement agent (the “Placement Agent”) in connection with the June PIPE Offering, pursuant to that certain Placement Agency Agreement, dated as of June 16, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent for certain out-of-pocket expenses, including for reasonable expenses and legal fees of $50,000.

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On June 16, 2025, the Company also entered into a Financial Advisory Agreement (the “AV Advisory Agreement”) with American Ventures LLC (the “Advisor”), under which the Advisor will provide non-exclusive financial advisory services to the Company in connection with its blockchain-related initiatives, including exploring opportunities involving holding tokens, primarily TRX Tokens, the governance token of TRON blockchain, and identifying additional revenue-generating verticals within that ecosystem, and as otherwise consistent with the Company’s strategy and policies. As compensation, the Company agreed to issue the Advisor 5,360,000 warrants (the “American Ventures Warrants”) to purchase shares of Common Stock at $0.50 per share, exercisable for five (5) years, which were fully earned upon execution of the agreement. The AV Advisory Agreement includes customary confidentiality, indemnification, and termination provisions, and confirms that the Advisor will act as an independent contractor without access to material non-public information absent prior written consent. The foregoing description of the AV Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the AV Advisory Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The securities offered and sold by the Company in the June PIPE Offering and the American Ventures Warrants were not registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

Pursuant to the June PIPE Offering, on June 16, 2025, the Company filed a Certificate of Designation of Series B Preferred Stock with the Secretary of State of the State of Nevada (the “Series B Certificate of Designation”).

The stated value of the Series B Preferred Stock is $1,000 per share.

Holder of the Preferred Stock Shares is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock are convertible on the basis of a conversion price of $0.50. The Holder shall vote together with the holders of shares of Common Stock as a single class. The Preferred Stock Shares cannot be voted on an “as converted basis” of more than 19.99% of the currently outstanding shares of Common Stock until shareholder approval of such voting rights is obtained and becomes effective. Shareholder approval of such issuance was obtained and became effective on August 11, 2025; and therefore the 19.99% limitation was no longer applicable as of such date.

Holder shall be entitled to receive, and the Company shall pay, dividends on Preferred Stock Shares equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holder of Preferred Stock Shares have a preference for the distribution of the entire remaining assets and funds of the Company legally available for distribution over any holders of other series of Preferred Stock or of the Common Stock.

If, as of December 31, 2025, a Triggering Event (as defined in the Series B Certificate of Designation) has occurred, the holder of the Preferred Stock Shares shall have the right to request the Company redeem all or any of portion of the Preferred Stock Shares then held by the holder for a redemption price equal to the full (for fully redemption) or pro rata (for portion redemption) Triggering Redemption Amount as specified in the Series B Certificate of Designation. On August 7, 2025, Bravemorning waived its rights under Section 8(b) of the Series B Certificate of Designation to require Tron Inc. to redeem any or all its Series B Convertible Preferred Stock for the Triggering Redemption Amount upon the occurrence of a Triggering Event. No Triggering Event has occurred.

August 2025 Warrant Exercise

On August 25, 2025, the Board (other than Mr. Weike Sun who recused himself from this decision) authorized the Company to enter into an amendment to the June PIPE Warrants, which permitted the exercise price of the PIPE Warrants to be paid, at the warrant holder’s election, in TRX tokens in addition to the existing methods of cash or cashless exercise. All other terms of the PIPE Warrants remained unchanged.

On August 27, 2025, Bravemorning exercised the PIPE Warrants in full and, on August 29, 2025, the Company issued 220,000,000 shares of Common Stock to Bravemorning. Bravemorning paid $110,000,000 to the Company in the form of 312,500,100 TRX as consideration for the issuance of these Common Stock shares (the “August Warrant Exercise”). These shares of Common Stock were issued to Bravemorning in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Immediately after giving effect to the June Securities Purchase Agreement and the August Warrant exercise, Mr. Weike Sun, via his control of Bravemorning, owned approximately 86.6% of the Company’s outstanding shares of Common Stock, resulting in a change of control of the Company. Upon the August Warrant Exercise in connection with the June Securities Purchase Agreement, Bravemorning also held 100,000 Preferred Stock Shares, which are convertible into an additional 200,000,000 shares of Common Stock and which vote on an as-converted basis with the Common Stock; and Bravemorning’s ownership of Common Stock and Preferred Stock gave it an aggregate voting power of approximately 92.5%. As of February 4, 2026, Bravemorning holds an aggregate voting power of approximately 88.5%. Mr. Weike Sun is a director of the Company and the father of Mr. Justin Sun.

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Director Resignations

In connection with the June PIPE Offering, on June 16, 2025, Hans Haywood and Gary Herman resigned as members of the Board. These resignations were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with the June PIPE Offering, Douglas McKinnon resigned as a member of the Board. Mr. McKinnon remains the Company’s Chief Financial Officer. Mr. McKinnon’s resignation as a member of the Board was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Director Appointments

In connection with the June PIPE Offering, on June 16, 2025, Weike Sun, Zhihong Liu, and Zi Yang were appointed as members of the Board. Mr. Sun was named Chairman of the Board. Messrs. Liu and Yang have been appointed to each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. Mr. Liu serves as chair of the Compensation Committee and Mr. Yang serves as chair of the Nominating and Corporate Governance Committee.

Weike Sun, age 66, began his career in journalism and public infrastructure administration in China. Following his extensive experience in the public sector, Mr. Sun transitioned to the private sector holding senior management and advisory role to several fintech companies since 2016, including Ruibo (Beijing) Technology and Peiwo Huanle (Beijing) Technology. He was the Chairman of Guangzhou Keyhiway Printing Technology, a listed company on China’s National Equities Exchange and Quotations (NEEQ) from March 2022 to July 2023. Mr. Sun holds a bachelor’s degree from Qinghai Normal College. Mr. Weike Sun is the sole shareholder of Bravemorning.

Zhihong Liu, age 59, has been the senior advisor to TRON DAO since 2021, leading its strategic investment activities. Previously, Mr. Liu served as the board director of Valkyrie Investment helping to launch one of the first Bitcoin future ETFs in the US. Prior to joining the blockchain industry in 2021, he had held senior positions in the financial industry for over 20 years working for leading global firms including Ant Financial, NOMURA, Salomon Smith Barney and Fidelity Investment. Mr. Liu holds an MBA from Columbia University and a bachelor’s degree from Zhejiang University in China.

Zi Yang, age 27, has been active in the blockchain industry for over 5 years. Mr. Yang currently holds senior positions for several leading blockchain projects including Tronscan, the official blockchain explorer for Tron protocol. Mr. Yang holds a bachelor’s degree in Human Resource Management from Guangdong University of Foreign Studies in China.

Amendments to Employment Agreements with Officers

In connection with the June PIPE Offering, on June 16, 2025, the Company entered into amendments to the employment agreements of each of Richard Miller (the Company’s Chief Executive Officer), Mr. McKinnon (the Company’s Chief Financial Officer), Taft Flittner (the Company’s President), and Deborah McDaniel-Hand (the Company’s Vice President of Production, Development, and Operations) (collectively, the “Employment Agreement Amendments”).

Pursuant to each of the Employment Agreement Amendments, the executives agreed (a) not to terminate their employment and not to seek any compensation for any termination of their employment in connection with the June PIPE Offering and (b) that any incentive or bonus payments related to the Company’s performance would only be measured against the Company’s business of developing and marketing licensed consumer products, including children’s toys and entertainment merchandise. Such compensation would not be related to the Company’s TRON (TRX) tokens-related operations.

In addition, Messrs. Miller and McKinnon agreed that equity awards issued to them pursuant to the Company’s Equity Incentive Plans would, going forward, be solely determined by the Compensation Committee of the Board. The foregoing description of the Employment Agreement Amendments does not purport to be a complete description and is qualified in its entirety by reference to the individual Employment Agreement Amendments which are filed with the Form 8-K of the Company filed with the SEC on June 16, 2025 as Exhibits 10.4 (Miller), 10.5 (McKinnon), 10.6 (Flittner), and 10.7 (McDaniel-Hand) and incorporated by reference into Item 5.02 therein.

On July 11, 2025, the Board approved the change in the name of the Company to “Tron Inc.” (the “Name Change”) and the change in the trading symbol of the Company to “TRON” on the Nasdaq Capital Market (the “Symbol Change”) to align with its major transformation into a TRON treasury strategy company.

On July 11, 2025, to effectuate the Name Change, the Company filed a Certificate of Amendment to the Articles of Incorporation of the Company, as amended (the “Charter Amendment”) with the Secretary of State of the State of Nevada. The Name Change and the Symbol Change took effect on the Nasdaq Capital Market on July 17, 2025.

These moves reflect the Company’s broader strategic transformation and its commitment to aligning more closely with the TRON blockchain ecosystem, following the launch of its Tron-focused treasury strategy. The Company’s ticker change to “TRON” reinforces its brand identity and positions it as a key corporate player in the rapidly evolving blockchain and digital asset economy.

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Lowering of Transaction Fees

According to committee proposals history available on Tronscan, the proposal #104 which proposed the modification of transaction fee of 1 unit of energy from 0.00021 TRX token to 0.0001 TRX token was approved by the SR and became effective on August 29, 2025. The reduction of this fee means that less TRX is required to be burned (from 0.00021 TRX token to 0.0001 TRX token) to obtain a unit of energy; as a result, the cost for users to obtain energy through TRX burning decreases significantly, and therefore there will be less demand for energy rental. See “Risk Factors - The price decrease of energy, a type of system resources on the TRON blockchain, could negatively affect the Company.”

Investment in the Company by Justin Sun

On December 29, 2025, the Company announced an $18 million strategic equity investment from Justin Sun (“December Investment”).

Black Anthem Limited entered into a stock purchase agreement with the Company to acquire newly issued restricted shares of Common Stock at a price of $1.3775 per share. The closing of the December Investment occurred on January 8, 2026, at which 18 million USDT (Tether) stablecoins were transferred by Black Anthem Limited to the Treasury Wallet. The Company intends to deploy the proceeds to materially expand its TRX treasury portfolio. The securities offered and sold by the Company to Black Anthem Limited were not registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Upon the closing of the December Investment, Black Anthem Limited held approximately 4.76% of the Company’s outstanding Common Stock, such that Black Anthem Limited’s aggregate voting power was approximately 2.75%.

With respect to the December Investment, the Company entered into a token sale and purchase agreement dated January 6, 2026 (“BGDL Token S&P Agreement”) with BiT Global Digital Limited (“BGDL”), a British Virgin Islands Business Company, pursuant to which the Company will purchase from BGDL US$18,000,000 worth of TRX tokens (the “Sale Tokens”). Based on the terms of the BGDL Token S&P Agreement, the price calculation mechanism and the delivery mechanism of the Sale Tokens will be solely and reasonably determined by the authorized person(s) of the Company, and that the Sale Tokens will be acquired by the Company from BGDL at cost with no fees or charges. Commencing January 22, 2026, 50,000 USDT worth of TRX tokens (price of which shall be reasonably determined with reference to the market price of TRX token on a global cryptocurrency trading platform on each day) have been and will be delivered daily to the Treasury Wallet for 360 consecutive days. This dollar cost averaging mechanism will help mitigate TRX’s price volatility and reduce the average acquisition cost per TRX token.

Regulatory Developments in the PRC

We do not have any operations in Mainland China and currently do not have or intend to have any operating subsidiary established in Mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in Mainland China.

SRM Ltd, our wholly-owned subsidiary incorporated in Hong Kong, provides administrative support for the procurement and delivery process of our custom merchandise business. We directly control our procurement of the custom merchandize with our PRC suppliers. SRM Ltd is not involved in our TRX treasury holding activities. See “Prospectus Summary – Business – Toy and Souvenir” for more information.

As to our TRX treasury business, our Treasury Wallet is located in Hong Kong. See “Prospectus Summary – Business – TRX Tokens Treasury” for more information.

Because of the certain connections we have in Hong Kong, and because Hong Kong is a Special Administrative Region of China, there is uncertainty as to whether, in the event that the Chinese government does exercise additional oversight and discretion over the conduct of our business in the future, our existing connections to Hong Kong would be significant enough to trigger any new governmental actions that would apply to us, which could affect our operations and/or the value of our Common Stock or other securities. Because the nature of any such additional oversight and discretion cannot be known presently, the resulting uncertainty presents a potential risk to investors.

We are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Hong Kong subsidiary or on our TRX treasury business. These actions could potentially interfere with, alter, limit or hinder our current presence in Hong Kong. See “Risk Factors — Certain of our operations are conducted in Hong Kong. It is possible that the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations, which could potentially significantly interfere with, alter, limit or hinder our current presence in Hong Kong, and certain scenarios possibly affect the value of our Common Stock or other securities. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence the Hong Kong aspects of our operations, which could interfere with our operations and/or affect the value of the Common Stock or other securities we are registering for sale.” for further information.

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Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filing procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

Our management understands that as of the date of this prospectus, the Company has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Company has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our potential operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from our offerings into Mainland China or take other actions that could have an adverse effect on our business as well as the trading price of our Common Stock or other securities.

If we have PRC operations in the future, we may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt offerings before settlement and delivery of our Common Stock or other securities. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. If we have PRC operations in the future, any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors, and could cause the value of such securities to decline.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or our offerings as we do not believe that our subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S. However, there remains uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if our subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Common Stock or other securities in the U.S. could be subject to CAC’s cybersecurity review.

As of the date of this prospectus, Hong Kong does not have similar regulations as of the PRC to extend oversight and control over offerings that are conducted overseas. Hong Kong does not have similar regulation as of the Trial Measures and the Guidance Rules and Notice, and Measures for Cybersecurity Review of the PRC. However, the legal and operational risks associated in Mainland China also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company such as our subsidiary and our Company, given the Hong Kong aspects of our subsidiary in Hong Kong and the possibility that the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event we or our subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our subsidiary might be subject to fines, experienced evaluation of securities or delisting, restrictions on securities offerings, and/or no longer be permitted to continue business operations as presently conducted. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required, or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our Common Stock or other securities to decline.

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SUMMARY OF RISKS

Summary of Risk Factors

Investing in our securities involves significant risks. Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our securities. You should carefully consider the matters discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as well as other documents incorporated by reference in to this prospectus.

Risks Related to Our Toy and Souvenir Business

●	We expect the results of operations of our toy and souvenir business to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.

●	Our use of third-party manufacturers to produce our products presents risks to our toy and souvenir business.

●	Our toy and souvenir business may be harmed by the imposition or threat of tariffs, including reciprocal or retaliatory tariffs, in markets in which we operate which could increase our product costs and other costs of doing business, impact consumer spending, or lower our revenues and earnings.

●	High levels of competition and low barriers to entry make it difficult to achieve, maintain, or build upon the success of the Company’s brands, products, and product lines.

●	The Company is not always able to successfully identify and/or satisfy consumer preferences, which could cause its business, financial condition, and results of operations to be adversely affected.

●	General economic conditions may have an adverse impact on our toy and souvenir business, financial condition or results of operations.

●	Failure to successfully implement new initiatives or meet product introduction schedules can have an adverse effect on the Company’s business, financial condition, and results of operations.

●	Bad or extreme weather conditions and forecasts of bad or mixed weather conditions, which may be due to climate change, can adversely impact attendance at parks where our products are sold.

●	The Company’s toy and souvenir business is highly seasonal, and its operating results depend, in large part, on sales during the relatively brief traditional holiday season. Events that disrupt the Company’s business during its peak demand times can adversely and disproportionately affect the Company’s business, financial condition, and results of operations.

●	We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our financial condition and results of operations.

●	The Company’s toy and souvenir business depends in large part on the success of its vendors and outsourcers, and the Company’s brands and reputation are subject to harm from actions taken by third parties that are outside the Company’s control. In addition, any significant failure, inadequacy, or interruption from such vendors or outsourcers could harm the Company’s ability to effectively operate this business.

●	The Company depends on key personnel and may not be able to hire, retain, and integrate sufficient qualified personnel to maintain and expand its toy and souvenir business.

●	Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

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●	Increases in labor costs and employee health and welfare benefits could have a negative impact on our cash flows, financial condition, and results of operations.

●	Disruptions in the Company’s manufacturing operations or supply chain due to political instability, civil unrest, or disease could adversely affect the Company’s toy and souvenir business, financial position, sales, and results of operations.

●	Disruptions in our supply chain for materials and components and the resulting increase in equipment and logistics costs could adversely affect our financial performance.

●	We depend on large, recurring purchases from certain significant retailers, distributors and other channel partners, and a loss, cancellation or delay in purchases by these channel partners could negatively affect our revenue.

●	The Company relies extensively on information technology in its operations, and any material failure, inadequacy, interruption, or security breach of that technology could have an adverse effect on its business, financial condition, and results of operations.

●	The Company faces risks related to protecting its proprietary intellectual property and information and is subject to third-party claims that the Company is infringing on their intellectual property rights, either of which could adversely affect the Company’s business, financial condition, and results of operations.

●	If disruptions in our transportation network occur or our shipping costs substantially increase, we may be unable to sell or timely deliver our products, and our operating expenses could increase.

●	As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected and our stock price could decline.

●	If we do not effectively manage our sales channel inventory and product mix, we may incur costs associated with excess inventory, or lose sales from having too few products.

●	Changes in tax laws or exposure to additional income tax liabilities could affect our future profitability.

●	We must comply with indirect tax laws in multiple jurisdictions, as well as complex customs duty regimes worldwide. Audits of our compliance with these rules may result in additional liabilities for taxes, duties, interest and penalties related to our international operations which would reduce our profitability.

●	The Consumer Product Safety Improvement Act and other existing or future government regulation could harm our business or may cause us to incur additional costs associated with compliance.

●	We may be subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions and other similar laws and regulations, and non-compliance with such laws and regulations could subject the Company to civil, criminal and administrative penalties, remedial measures and legal expenses, all of which could adversely affect the Company’s business, prospects, results of operations, financial condition and reputation.

●	If one or more of our major customers were to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us or return substantial amounts of our products, it could have a materially adverse effect on our business, results of operations and financial condition.

●	Customer complaints regarding our products and services could hurt our business.

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Risks Related to Our Securities and Other Risks

●	We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

●	Immediately after the August Warrant Exercise in connection with the June Securities Purchase Agreement, Bravemorning held approximately 86.6% of the Company’s outstanding Common Stock, and also Preferred Stock Shares which vote together with the Common Stock and increased Bravemorning’s aggregate voting power to approximately 92.5%. Bravemorning continues to hold supermajority voting power and may take actions that may not be in the best interests of our other stockholders.

●	We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

Risks Related to Our TRX Token Strategy and Holdings

●	The TRX token is a highly volatile asset, and fluctuations in the price of the TRX token are likely to affect our financial results and the market price of our listed securities.

●	The TRX tokens and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

●	A significant decrease in the market value of our TRX token holdings could adversely affect our ability to satisfy our financial obligations.

●	Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our TRX token holdings.

●	Our TRX token strategy subjects us to enhanced regulatory oversight.

●	Due to the unregulated nature and lack of transparency surrounding the operations of many TRX token trading venues, the TRX token trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in the TRX token trading venues and adversely affect the value of our TRX tokens.

●	The concentration of our TRX token holdings enhances the risks inherent in our TRX token strategy.

●	Our holdings of sTRX tokens are subject to risks associated with smart contracts and the TRON blockchain, which could adversely affect their value.

●

Due to Justin Sun’s role as the founder of TRON and his continued association with the TRON blockchain system, his actions and statements may potentially impact the price of TRX, which could in turn impact the Company and the effectiveness of its treasury strategy.

●	The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of the TRX token and adversely affect our business.

●	Our TRX token holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

●	We face risks relating to the security of the Treasury Wallet holding our TRX tokens, including the loss or destruction of private keys required to access our TRX tokens and cyberattacks or other data loss relating to our TRX tokens.

●	The limited rights of legal recourse available to us, and our lack of insurance protection expose us and our stockholders to the risk of loss of our digital assets.

●	If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our TRX tokens, we may lose some or all of our TRX tokens and our financial condition and results of operations could be materially adversely affected.

●	Absent federal regulations, there is a possibility that the TRX token (either on its own or when offered and sold as part of or subject to an investment contract) may be classified as a “security.” Any such classification of the TRX token as a “security” would subject us to additional regulation and could materially impact the operation of our business.

●	We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

●	Our TRX token strategy exposes us to risk of non-performance by counterparties in the future.

●	The price decrease of energy, a type of system resources on the TRON blockchain, could negatively affect the Company.

Risks Related to Our Corporate Structure

●	In 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to our current connections to Hong Kong, and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on its operations and/or the value of our Common Stock or other securities.

●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

●	Certain of our business are conducted in Hong Kong. It is possible that the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations, which could potentially significantly interfere with, alter, limit or hinder our current presence in Hong Kong, and certain scenarios possibly affect the value of our Common Stock or other securities. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence the Hong Kong aspects of our operations, which could interfere with our operations and/or affect the value of the Common Stock or other securities we are registering for sale.

●	It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in Mainland China and Hong Kong.

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THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;

●	preferred stock;

●	debt securities;

●	warrants to purchase any of the securities listed above;

●	rights to purchase any of the securities listed above; and

●	units consisting of one or more of the foregoing, in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

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RISK FACTORS

Investing in our securities involves risk. An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●	the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, or any updates in our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities, as well as the following matters:

Risks Related to Our Toy and Souvenir Business

We expect the results of operations of our toy and souvenir business to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.

Our results of operations are difficult to predict and may fluctuate substantially from quarter-to-quarter or year-to-year for a variety of reasons, many of which are beyond our control. If our actual results were to fall below our estimates or the expectations of public market analysts or investors, our quarterly and annual results would be negatively impacted and the price of our stock could decline. Other factors that could affect our quarterly and annual operating results include, but are not limited to:

● changes in the pricing policies of, or the introduction of new products by, us or our competitors;

● introductions of new technologies and changes in consumer preferences that result in either unanticipated or unexpectedly rapid product category shifts;

● slow or negative growth in the toy, souvenir, theme park, and related markets;

● seasonal shifts in end-market demand for our products;

● delays in the introduction of new products by us or market acceptance of these products;

● unanticipated decreases or delays in purchases of our products by our significant retailers, distributors and other channel partners;

● supply constraints from our vendors;

● unanticipated increases in costs, including air freight, associated with shipping and delivery of our products;

● the inability to maintain stable operations by our suppliers and other parties with whom we have commercial relationships;

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● discovery of security vulnerabilities in our products, services or systems, leading to negative publicity, decreased demand or potential liability;

● foreign currency exchange rate fluctuations in the jurisdictions where we transact sales and expenditures in local currency;

● excess levels of inventory and low turns;

● changes in or consolidation of our sales channels and wholesale distributor relationships or failure to manage our sales channel inventory and warehousing requirements;

● delay or failure to fulfill orders for our products on a timely basis;

● delay or failure of our retailers, distributors and other channel partners to purchase at their historic volumes or at the volumes that they or we forecast;

● changes in tax rates or adverse changes in tax laws that expose us to additional income tax liabilities;

● changes in U.S. and international tax policy, including changes that adversely affect customs, tax or duty rates, as well as income tax legislation and regulations that affect the countries where we conduct business;

● operational disruptions, such as transportation delays or failure of our order processing system, particularly if they occur at the end of a fiscal quarter;

● disruptions or delays related to our financial and enterprise resource planning systems;

● our inability to accurately forecast product demand, resulting in increased inventory exposure;

● allowance for doubtful accounts exposure with our existing retailers, distributors and other channel partners and new retailers, distributors and other channel partners, particularly as we expand into new international markets;

● geopolitical disruption, including sudden changes in immigration policies, leading to disruption in our workforce or delay or even stoppage of our operations in manufacturing, transportation, technical support and research and development;

● terms of our contracts with channel partners or suppliers that cause us to incur additional expenses or assume additional liabilities;

● an increase in price protection claims, redemptions of marketing rebates, product warranty and stock rotation returns or allowance for doubtful accounts;

● litigation involving alleged patent infringement;

● epidemic or widespread product failure, or unanticipated safety issues, in one or more of our products;

● failure to effectively manage our third-party customer support partners, which may result in customer complaints and/or harm to the Company’s brand;

● our inability to monitor and ensure compliance with our code of ethics, our anti-corruption compliance program and domestic and international anti-corruption laws and regulations, whether in relation to our employees or with our suppliers or retailers, distributors or other channel partners;

● labor unrest at facilities managed by our third-party manufacturers;

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● workplace or human rights violations in certain countries in which our third-party manufacturers or suppliers operate, which may affect the Company’s brand and negatively affect our products’ acceptance by consumers;

● unanticipated shifts or declines in profit by geographical region that would adversely impact our tax rate;

● failure to implement and maintain the appropriate internal controls over financial reporting, which may result in restatements of our financial statements; and

● any changes in accounting rules.

As a result, period-to-period comparisons of our results of operations may not be meaningful, and you should not rely on them as an indication of our future performance.

Our use of third-party manufacturers to produce our products presents risks to our toy and souvenir business.

We use third-party manufacturers to manufacture all of our products and have historically concentrated production with a small number of manufacturers and factories. As a result, the loss or unavailability of one of our manufacturers or one of the factories in which our products are produced, even on a temporary basis, could have a negative impact on our business, financial condition and results of operations. This risk is exacerbated by the fact that we do not have long-term contracts with our manufacturers. While we believe our external sources of manufacturing could be shifted, if necessary, to alternative sources of supply, we would require a significant period of time to make such a shift. We may also be required to seek out additional manufacturers in response to increased demand for our products, as our current manufacturers may not have the capacity to increase production. If we were prevented from or delayed in obtaining a material portion of the products produced by our manufacturers, or if we were required to shift manufacturers (assuming we would be able to do so), our sales and profitability could be significantly reduced.

In addition, while we require that our products supplied by third-party manufacturers be produced in compliance with all applicable laws and regulations, and we have the right to monitor compliance by our third-party manufacturers with our manufacturing requirements and to oversee the quality control process at our manufacturers’ factories, there is always a risk that one or more of our third-party manufacturers will not comply with our requirements, and that we will not immediately discover such non-compliance. Any failure of our third-party manufacturers to comply with such requirements in manufacturing products for us could result in damage to our reputation, harm our brand image and sales of our products and potentially create liability for us.

Monitoring compliance by independent manufacturers is complicated by the fact that expectations of ethical business practices continually evolve, may be substantially more demanding than applicable legal requirements and are driven in part by legal developments and by diverse groups active in publicizing and organizing public responses to perceived ethical shortcomings. Accordingly, we cannot predict how such expectations might develop in the future and cannot be certain that our manufacturing requirements, even if complied with, would satisfy all parties who are active in monitoring and publicizing perceived shortcomings in labor and other business practices worldwide.

Additionally, the third-party manufacturers that produce most of our products are located in China. As a result, we are subject to various risks resulting from our international operations.

Our toy and souvenir business may be harmed by the imposition or threat of tariffs, including reciprocal or retaliatory tariffs, in markets in which we operate which could increase our product costs and other costs of doing business, impact consumer spending, or lower our revenues and earnings.

The current global tariff environment is uncertain. For products manufactured outside the U.S., tariffs increase the cost of our products. Most of our products are produced in China, and tariffs may impact our sales and reduce our profitability as a result. Tariffs may also impact consumer spending if products become more expensive, or consumers have less discretionary income or consumer spending power. The current tariff environment, particularly the imposition or threat of tariffs on products manufactured in China for import into the U.S. as well the potential for retaliatory and reciprocal tariffs in other countries in which we do business, may negatively impact our business, sales and profitability. While our contracts currently require our customers to cover tariffs and other fees, further increases in tariffs may increase the costs of our products. We cannot assure you that we will be able to successfully implement actions to lessen the impact of tariffs imposed on our products, including any changes to our supply chain, logistics capabilities, sales policies or pricing of our products.

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High levels of competition and low barriers to entry make it difficult to achieve, maintain, or build upon the success of the Company’s brands, products, and product lines.

The Company faces competitors who are also constantly monitoring and attempting to anticipate consumer tastes, seeking ideas which will appeal to consumers, and introducing new products that compete with the Company’s products. In addition, competition for access to entertainment properties has and may continue to lessen the Company’s ability to secure, maintain, and renew popular licenses to entertainment products developed by other parties and licensed to the Company, or require the Company to pay licensors higher royalties and higher minimum guaranteed payments to obtain or retain these licenses. As a licensee of entertainment properties, the Company has no guarantee that a particular property or brand will translate into a successful toy, game, or other product. In addition, the barriers to entry for new participants in the toy products industry and entertainment industry are low. In a very short period of time, new market participants with a popular product idea or entertainment property can become a significant source of competition for the Company and its products. Reduced demand for the Company’s brands, products, and product lines as a result of these factors may adversely affect the Company’s business, financial condition, and results of operations. Some of our competitors may have greater resources than the Company. In order to compete successfully, the Company may have to lower prices and increase marketing expenses which could result in reduced margins.

The Company is not always able to successfully identify and/or satisfy consumer preferences, which could cause its business, financial condition, and results of operations to be adversely affected.

The Company’s business and operating results in the toy and souvenir segment depend largely upon the appeal of its products, driven by both innovation and marketing. Consumer preferences are continuously changing. The Company is not always able to identify trends in consumer preferences or identify and satisfy consumer preferences in a timely manner. Significant, sudden shifts in demand are caused by popular toys which steer trends, which are often unpredictable. the Company offers a diverse range of products for all ages and families that includes, among others, toys for toddlers and preschoolers, toys for school-aged children, toys for all ages, and media-driven products. The Company competes domestically and internationally with a wide range of large and small manufacturers, marketers, and sellers of toys, and consumer goods, as well as retailers, which means that the Company’s market position is always at risk. The Company’s ability to maintain its current product sales and increase its product sales or establish product sales with new, innovative toys, depends on the Company’s ability to satisfy play preferences, enhance existing products, develop and introduce new products, and achieve market acceptance of these products. These challenges are intensifying due to trends towards shorter life cycles for individual toy products, the phenomenon of children outgrowing traditional toys at younger ages, an increasing use of more sophisticated technology in toys, and an evolving path to purchase.

General economic conditions may have an adverse impact on our toy and souvenir business, financial condition or results of operations.

Our results can be impacted by a number of macroeconomic factors, including but not limited to consumer confidence and spending levels, tax rates, unemployment, consumer credit availability, raw materials costs, pandemics (such as the COVID-19 pandemic) and natural disasters, fuel and energy costs (including oil prices), and credit market conditions. A general economic slowdown or recession resulting in a decrease in discretionary spending could adversely affect the frequency with which guests choose to visit our parks and the amount that our guests spend when they visit.

Additionally, difficult economic conditions throughout the world, including global supply chain issues, could impact our ability to obtain supplies, services and credit as well as the ability of third parties to meet their obligations to us, including, for example, manufacturers’ ability to supply rides, payment of claims by our insurance carriers, funding of our lines of credit, or payment by our international agreement partner. Changes in exchange rates for foreign currencies could increase our labor and supply costs or reduce the U.S. dollar value of revenue we earn in other markets, including, but not limited to, Beijing, Japan, and Europe.

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In addition, availability of our products from third-party manufacturers and our ability to distribute our products into non-U.S. jurisdictions may be impacted by factors such as an increase in duties, tariffs or other restrictions on trade; raw material shortages, work stoppages, strikes and political unrest; economic crises and international disputes or conflicts; changes in leadership and the political climate in countries from which we import products; and failure of the United States to maintain normal trade relations with China and other countries. While China currently enjoys “most favored nation” trading status with the United States, the ability of the United States to revoke that status and to impose higher tariffs on products imported from China, could materially adversely affect our business, results of operations and financial condition.

Failure to successfully implement new initiatives or meet product introduction schedules can have an adverse effect on the Company’s business, financial condition, and results of operations.

The Company has in the past announced, and in the future may announce, initiatives to reduce its costs, optimize its manufacturing footprint, increase its efficiency, improve the execution of its core business, globalize and extend the Company’s brands, catch new trends, create new brands, offer new innovative products and improve existing products, enhance product safety, develop people, improve productivity, simplify processes, and maintain customer service levels, as well as initiatives designed to drive sales growth, capitalize on the Company’s scale advantage, and improve its supply chain. These initiatives involve investment of capital and complex decision-making as well as extensive and intensive execution, and the success of these initiatives is not assured. Failure to achieve any of these initiatives could harm the Company’s business, financial condition, and results of operations.

From time to time, the Company anticipates introducing new products, product lines, or brands at a certain time in the future. There is no guarantee that the Company will be able to manufacture, source, ship, and distribute new or continuing products in a timely manner and on a cost-effective basis. Unforeseen delays or difficulties in the development process or significant increases in the planned cost of development for new products of the Company may cause the introduction date for products to be later than anticipated or, in some situations, may cause a product or new product introduction to be discontinued. Failure to successfully implement any of these initiatives or launches, or the failure of any of these initiatives or launches to produce the results anticipated by management, could have an adverse effect on the Company’s business, financial condition, and results of operations.

Bad or extreme weather conditions and forecasts of bad or mixed weather conditions, which may be due to climate change, can adversely impact attendance at parks where our products are sold.

Because most of our products are sold at parks, and attendance at parks may be adversely affected by bad or extreme weather conditions and forecasts that may be a result of climate change, such bad or extreme weather conditions and forecasts may negatively affect our revenues. The effects of bad weather on attendance can be more pronounced at waterparks. We believe our operating results in certain years were adversely affected by abnormally hot, cold and/or wet weather in a number of our major U.S. markets. In addition, since a number of products are featured in parks geographically concentrated in portions of the United States, a weather pattern that affects those respective areas could adversely affect a number of our parks and disproportionately impact our results of operations. Bad weather and forecasts of bad weather on weekends, holidays or other peak periods will typically have a greater negative impact on our revenues and could disproportionately impact our results of operations.

The Company’s toy and souvenir business is highly seasonal, and its operating results depend, in large part, on sales during the relatively brief traditional holiday season. Events that disrupt the Company’s business during its peak demand times can adversely and disproportionately affect the Company’s business, financial condition, and results of operations.

The Company’s toy and souvenir business is subject to risks associated with the underproduction of popular toys and the overproduction of toys that are less popular with consumers. The Company attempts to manage their inventories tightly, which requires the Company to ship products closer to the expected date the Company sells the products to consumers. This in turn results in shorter lead times for production. These factors may decrease sales or increase the risks that the Company may not be able to meet demand for certain products at peak demand times or that the Company’s own inventory levels may be adversely impacted by the need to pre-build products before orders are placed.

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In addition, as a result of the seasonal nature of the Company’s business, the Company may be adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events, such as public health crises and pandemics, terrorist attacks, economic shocks, severe weather due to climate change or otherwise, earthquakes or other catastrophic events, that harm the retail environment or consumer buying patterns during its key selling season, or by events, such as strikes, disruptions in transportation, or port delays, that interfere with the manufacture or shipment of goods during the critical months leading up to the purchasing season.

We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our financial condition and results of operations.

As a company that designs and sells consumer products, we may be subject to product liability suits or involuntary product recalls, or may choose to voluntarily conduct a product recall. While costs associated with product liability claims and product recalls have generally not been material to our business, the costs associated with future product liability claims or product recalls in any given fiscal year, individually or in the aggregate, could be significant. In addition, any product recall, regardless of the direct costs of the recall, could harm consumer perceptions of our products, subject us to additional government scrutiny, divert development and management resources, adversely affect our business operations and otherwise put us at a competitive disadvantage compared to other companies in our industry, any of which could have a significant adverse effect on our financial condition and results of operations.

The Company’s toy and souvenir business depends in large part on the success of its vendors and outsourcers, and the Company’s brands and reputation are subject to harm from actions taken by third parties that are outside the Company’s control. In addition, any significant failure, inadequacy, or interruption from such vendors or outsourcers could harm the Company’s ability to effectively operate this business.

As a part of its efforts to cut costs, achieve better efficiencies, and increase productivity and service quality, the Company relies significantly on vendor and outsourcing relationships with third parties for services and systems including manufacturing, transportation, logistics, and information technology. Any shortcoming of a vendor or outsourcer of the Company, particularly an issue affecting the quality of these services or systems, results in risk of damage to the Company’s reputation and brand value, and potentially adverse effects to the Company’s business, financial condition, and results of operations. In addition, problems with transitioning these services and systems to, or operating failures with, these vendors and outsourcers cause delays in product sales and reduce the efficiency of the Company’s operations, and significant capital investments could be required to remediate the problem.

The Company depends on key personnel and may not be able to hire, retain, and integrate sufficient qualified personnel to maintain and expand its toy and souvenir business.

The Company’s future success depends partly on the continued contribution of key executives, designers, and technical, sales, marketing, manufacturing, entertainment, and other personnel. The loss of services of any of the Company’s key personnel could harm the Company’s business. Recruiting and retaining skilled personnel is costly and highly competitive. In addition, changes to the Company’s current and future work environments may not meet the needs or expectations of its employees or be perceived as less favorable compared to other companies’ policies, which could negatively impact the Company’s ability to hire and retain qualified personnel. If the Company fails to retain, hire, train, and integrate qualified employees and contractors, the Company may not be able to maintain or expand its business.

The loss of any member of our senior management team, or of any other key employees, or the inability to successfully complete planned management transitions, could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.

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Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The theme park and waterpark industry demands the use of sophisticated technology and systems for operation of our parks, ticket, membership and season pass sales and management, and labor and inventory management. Information technology systems continue to evolve and, in order to remain competitive, we must implement new technologies and systems in a timely and efficient manner. The development and maintenance of these technologies may require significant investment by us and we may not achieve the anticipated benefits from such new developments or upgrades.

Increases in labor costs and employee health and welfare benefits could have a negative impact on our cash flows, financial condition, and results of operations.

Labor is a primary component in the cost of operating our business. We devote significant resources to recruiting and training our employees in order to meet our guests’ high expectations for service. Wage and benefit increases to attract and retain employees in a tight labor market have driven-up labor costs. These increased costs pressure our margins and could have a negative impact on our financial results. Our ability to control labor costs is subject to numerous external factors, including market pressures with respect to prevailing wage rates, unemployment levels, and health and other insurance costs, as well as the impact of legislation or regulations governing labor relations, minimum wage, and healthcare benefits. Further legislative changes or competitive wage rates could continue to increase these expenses in the future.

Disruptions in the Company’s manufacturing operations or supply chain due to political instability, civil unrest, or disease could adversely affect the Company’s toy and souvenir business, financial position, sales, and results of operations.

The Company primarily utilizes third-party manufacturers and suppliers throughout Asia. The risk of political instability and civil unrest exists in certain of these countries, which could temporarily or permanently damage the manufacturing operations of the Company and/or its third-party manufacturers located there. Outbreaks of communicable diseases have also been known to occur in these countries. For example, the COVID-19 pandemic began in Wuhan, Hubei Province, China and has caused supply chain disruption for the Company, its suppliers, and its customers that contributed to lower net sales in the first half of 2020 and may cause lower net sales to the extent they remain issues in the future. Other disruptions from public health crises such as these result from, among other things, workers contracting diseases, restrictions on factory openings, restrictions on travel, restrictions on shipping, and the closure of critical infrastructure. The design, development, and manufacture of the Company’s products could suffer if the Company’s employees or the employees of its third-party manufacturers or their suppliers contract communicable diseases, or if the Company, the Company’s third-party manufacturers, or their suppliers are adversely affected by other impacts of such diseases. In addition, the contingency plans the Company has developed to help mitigate the impact of disruptions in its manufacturing operations and supply chain may not prevent its business, financial position, sales, and results of operations from being adversely affected by a significant disruption to its manufacturing operations or suppliers.

Disruptions in our supply chain for materials and components and the resulting increase in equipment and logistics costs could adversely affect our financial performance.

We are subject to risk from fluctuating manufacturing costs of our products based on surging consumer demand. Prices of these manufacturing costs, including the components and materials of our products may be affected by supply restrictions or other market factors from time to time.

Political, social or economic instability in regions where these components and materials are made could cause future disruptions in trade. For example, concerns about forced labor in China’s Xinjiang Uyghur Autonomous Region (“XUAR”), where certain components and materials are manufactured, have led to legislation in countries such as the United States restricting imports from such region. Specifically, on December 23, 2021, the United States enacted the Uyghur Forced Labor Prevention Act (“UFLPA”), which presumptively prohibits imports of any goods made either wholly or in part in the XUAR. The law, which went into effect on June 21, 2022, creates a rebuttable presumption against “the importation of goods made, manufactured, or mined in the XUAR (and certain other categories of persons in China)” unless the importer meets certain due diligence standards, responds to all inquiries from U.S. Customs and Border Protection (“CBP”) related to forced labor and the CBP determines, based on “clear and convincing evidence,” that the goods in question were not produced wholly or in part by forced labor. We do not believe that our suppliers source materials for our supply chain from the XUAR, but we cannot guarantee that our suppliers and partners will always comply with our policies. Enforcement of the UFPLA against us or our suppliers could lead to our products being held for inspection by CBP and delayed or rejected for entry into the United States, resulting in other supply chain disruptions, or cause us to be subject to penalties, fines or sanctions. Broader policy uncertainty, including actions in various countries, such as China, have created uncertainty with respect to tariff impacts on the costs of some of these components and materials. Even if we were not subject to penalties, fines or sanctions or supply chain disruption, if products we source are linked in any way to forced labor in the XUAR, our reputation could be harmed. In the future, these trade restrictions may extend beyond the United States.

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We cannot predict whether the countries in which the components and materials are sourced, or may be sourced in the future, will be subject to new or additional trade restrictions imposed by the governments of countries in which our projects are located, including the likelihood, type or effect of any such restrictions. Trade restrictions, including embargoes, safeguards and customs restrictions against certain components and materials, as well as labor strikes and work stoppages or boycotts, could increase the cost or reduce or delay the supply of components and materials available to us and our vendors, which could delay or adversely affect the scope of our projects under development or construction and adversely affect our business, financial condition or results of operations.

We depend on large, recurring purchases from certain significant retailers, distributors and other channel partners, and a loss, cancellation or delay in purchases by these channel partners could negatively affect our revenue.

The loss of recurring orders from any of our more significant retailers, distributors and other channel partners could cause our revenue and profitability to suffer. Our ability to attract new retailers, distributors and other channel partners will depend on a variety of factors, including the cost-effectiveness, reliability, scalability, breadth and depth of our products. In addition, a change in the mix of our retailers, distributors and other channel partners, or a change in the mix of direct and indirect sales, could adversely affect our revenue and gross margin.

Although our financial performance may depend on large, recurring orders from certain retailers, distributors and other channel partners, we do not generally have binding commitments from them. For example:

● our channel partner agreements generally do not require minimum purchases;

● our retailers, distributors and other channel partners can stop purchasing and stop marketing our products at any time; and

● our channel partner agreements generally are not exclusive.

Because our expenses are based on our revenue forecasts, a substantial reduction or delay in sales of our products to, or unexpected returns from, channel partners, or the loss of any significant channel partners, could materially adversely affect our business, results of operations and financial condition. Although our largest channel partners may vary from period to period, we anticipate that our results of operations for any given period will continue to depend on large orders from a small number of channel partners.

The Company relies extensively on information technology in its operations, and any material failure, inadequacy, interruption, or security breach of that technology could have an adverse effect on its business, financial condition, and results of operations.

The Company relies extensively on information technology systems across its operations, including for management of its supply chain, sale and delivery of its products and services, reporting its results and various other processes and transactions. Many of these systems are managed by third-party service providers. The Company uses third-party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support, and other functions. A small and growing volume of the Company’s consumer products and services are web-based, and some are offered in conjunction with business partners or such third-party service providers. The Company’s ability to effectively manage its business and coordinate the production, distribution, and sale of its products and services depends significantly on the reliability and capacity of these systems and third-party service providers.

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The Company faces risks related to protecting its proprietary intellectual property and information and is subject to third-party claims that the Company is infringing on their intellectual property rights, either of which could adversely affect the Company’s business, financial condition, and results of operations.

The value of the Company’s business depends on its ability to protect its intellectual property and information, including its trademarks, trade names, copyrights, patents, trade secrets, and rights under intellectual property license agreements and other agreements with third parties, in the United States and around the world, as well as its customer, employee, and consumer data. From time to time, third parties may in the future try to challenge, the Company’s ownership of its intellectual property in the United States and around the world. Responding to any infringement claim, regardless of its validity, may be costly and time-consuming and may divert management and key personnel from business operations. Findings of infringement on the intellectual property rights of any third party by the Company, its distributors, its licensors, or its manufacturers may require obtaining a license to use those rights, which may not be obtainable on reasonable terms, if at all.

In addition, the Company’s business is subject to the risk of third parties counterfeiting its products or infringing on its intellectual property rights. The steps the Company has taken may not prevent unauthorized use of its intellectual property, particularly in foreign countries where the laws may not protect its intellectual property as fully as in the United States. The Company may resort to litigation to protect its intellectual property rights, which could result in substantial costs and diversion of resources. The Company’s failure to protect its proprietary intellectual property and information, including with respect to any successful challenge to the Company’s ownership of its intellectual property or significant infringements of its intellectual property, could have an adverse effect on the Company’s business, financial condition, and results of operations.

We rely on a combination of copyright, trademark, patent and trade secret laws, nondisclosure agreements with employees, consultants and suppliers and other contractual provisions to establish, maintain and protect our intellectual property and technology. Despite efforts to protect our intellectual property, unauthorized third parties may attempt to design around, copy aspects of our product design or obtain and use technology or other intellectual property associated with our products. Furthermore, our competitors may independently develop similar technology or design around our intellectual property. Our inability to secure and protect our intellectual property rights could materially adversely affect our brand and business, results of operations and financial condition.

If disruptions in our transportation network occur or our shipping costs substantially increase, we may be unable to sell or timely deliver our products, and our operating expenses could increase.

We are highly dependent upon the transportation systems we use to ship our products, including surface and air freight. Our attempts to closely match our inventory levels to our product demand intensify the need for our transportation systems to function effectively and without delay. On a quarterly basis, our shipping volume also tends to steadily increase as the quarter progresses, which means that any disruption in our transportation network in the latter half of a quarter will likely have a more material effect on our business than at the beginning of a quarter.

The transportation network is subject to disruption or congestion from a variety of causes, including labor disputes or port strikes, acts of war or terrorism, natural disasters and congestion resulting from higher shipping volumes. Labor disputes among freight carriers and at ports of entry are common, particularly in Europe, and we expect labor unrest and its effects on shipping our products to be a continuing challenge for us. A port worker strike, work slow-down or other transportation disruption in Asia and the United States, where we import our products to fulfill our orders, could significantly disrupt our business. Our international freight is regularly subjected to inspection by governmental entities. If our delivery times increase unexpectedly for these or any other reasons, our ability to deliver products on time would be materially adversely affected and result in delayed or lost revenue as well as customer imposed penalties. In addition, if increases in fuel prices occur, our transportation costs would likely increase. Moreover, the cost of shipping our products by air freight is greater than other methods. From time to time in the past, we have shipped products using extensive air freight to meet unexpected spikes in demand and shifts in demand between product categories, to bring new product introductions to market quickly and to timely ship products previously ordered. If we rely more heavily upon air freight to deliver our products, our overall shipping costs will increase. A prolonged transportation disruption or a significant increase in the cost of freight could materially adversely affect our business, results of operations and financial condition.

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As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected and our stock price could decline.

From time to time, we may undertake acquisitions to add new product and service lines and technologies, acquire talent, gain new sales channels or enter into new sales territories. Acquisitions involve numerous risks and challenges, including relating to the successful integration of the acquired business, entering into new territories or markets with which we have limited or no prior experience, establishing or maintaining business relationships with new retailers, distributors or other channel partners, vendors and suppliers and potential post-closing disputes.

We cannot ensure that we will be successful in selecting, executing and integrating acquisitions. Failure to manage and successfully integrate acquisitions could materially harm our business, financial condition and results of operations. In addition, if stock market analysts or our stockholders do not support or believe in the value of the acquisitions that we choose to undertake, our stock price may decline.

If we do not effectively manage our sales channel inventory and product mix, we may incur costs associated with excess inventory, or lose sales from having too few products.

If we are unable to properly monitor, control and manage our sales channel inventory and maintain an appropriate level and mix of products with our distributors and within our sales channels, we may incur increased and unexpected costs associated with this inventory. If our wholesale distributors and retailers are unable to sell their inventory in a timely manner, we might lower the price of the products, or these parties may exchange the products for newer products. Also, during the transition from an existing product to a new replacement product, we must accurately predict the demand for the existing and the new product.

We determine production levels based on our forecasts of demand for our products. Actual demand for our products depends on many factors, which makes it difficult to forecast. We have experienced differences between our actual and our forecasted demand in the past and expect differences to arise in the future. If we improperly forecast demand for our products, we could end up with too many products and be unable to sell the excess inventory in a timely manner, if at all, or, alternatively, we could end up with too few products and not be able to satisfy demand. This problem is exacerbated because we attempt to closely match inventory levels with product demand, leaving limited margin for error. If these events occur, we could incur increased expenses associated with writing off excessive or obsolete inventory, lose sales, incur penalties for late delivery or have to ship products by air freight to meet immediate demand, thereby incurring incremental freight costs above the sea freight costs, a preferred method, and suffering a corresponding decline in gross margin.

Changes in tax laws or exposure to additional income tax liabilities could affect our future profitability.

Factors that could materially affect our future effective tax rates include but are not limited to:

●	changes in tax laws or the regulatory environment;

●	changes in accounting and tax standards or practices;

●	changes in the composition of operating income by tax jurisdiction; and

●	our operating results before taxes.

We are subject to income taxes in the United States and numerous foreign jurisdictions. Because we do not have a long history of operating as a separate company and we have significant expansion plans, our effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

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On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the Code. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a quasi-territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings. Additionally, new provisions were added to mitigate the potential erosion of the U.S. tax base and to discourage use of low tax jurisdictions to own intellectual property and other valuable intangible assets. While these provisions were intended to prevent specific perceived taxpayer abuse, they may have adverse, unexpected consequences. At this time, Treasury has not yet issued Regulations on how these new rules should be applied and how the relevant calculations are to be prepared. As there exists only limited guidance at this time, significant estimates and judgment are required in assessing the consequences. The amounts for adjusting the deferred tax assets and liabilities for the new effective tax rate and the transition tax are provisional based on the guidance provided by the SEC in Staff Accounting Bulletin No. 118 (“SAB 118”), which provides for a measurement period of one year from the enactment date to finalize the accounting for effects of the 2017 Tax Act. As a result of continued regulations and interpretations of the Tax Act, we are still quantifying the effects of the tax law change. The amounts reported as of December 31, 2024 are provisional based on the uncertainty discussed above. As we complete our analysis and prepare necessary data, and interpret any additional guidance, we will adjust our calculations and provisional amounts that we have recorded in our tax provision. Any such adjustments may materially impact our provision for income taxes in our financial statements.

In addition to the impact of the Tax Act on our federal taxes, the Tax Act may impact our taxation in other jurisdictions, including with respect to state income taxes. State legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the Tax Act that could result in changes to our global tax position and materially adversely affect our business, results of operations and financial condition.

Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be affected.

We must comply with indirect tax laws in multiple jurisdictions, as well as complex customs duty regimes worldwide. Audits of our compliance with these rules may result in additional liabilities for taxes, duties, interest and penalties related to our international operations which would reduce our profitability.

Our operations are routinely subject to audit by tax authorities in various countries. Many countries have indirect tax systems where the sale and purchase of goods and services are subject to tax based on the transaction value. These taxes are commonly referred to as value-added tax (“VAT”) or goods and services tax (“GST”). In addition, the distribution of our products subjects us to numerous complex customs regulations, which frequently change over time. Failure to comply with these systems and regulations can result in the assessment of additional taxes, duties, interest and penalties. While we believe we are in compliance with local laws, we cannot assure that tax and customs authorities agree with our reporting positions and upon audit may assess us additional taxes, duties, interest and penalties.

Additionally, some of our products are subject to U.S. export controls, including the Export Administration Regulations and economic sanctions administered by the Office of Foreign Assets Control. We also incorporate encryption technology into certain of our solutions. These encryption solutions and underlying technology may be exported outside of the United States only with the required export authorizations or exceptions, including by license, a license exception, and appropriate classification notification requirement and encryption authorization.

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Furthermore, our activities are subject to U.S. economic sanctions laws and regulations that prohibit the shipment of certain products and services without the required export authorizations, including to countries, governments and persons targeted by U.S. embargoes or sanctions. Obtaining the necessary export license or other authorization for a particular sale may be time consuming, and may result in delay or loss of sales opportunities even if the export license ultimately is granted. While we take precautions to prevent t our solutions from being exported in violation of these laws, including using authorizations or exceptions for our encryption products and implementing IP address blocking and screenings against U.S. government and international lists of restricted and prohibited persons and countries, we cannot guarantee that the precautions we take will prevent all violations of export control and sanctions laws. Violations of U.S. sanctions or export control laws can result in significant fines or penalties and incarceration could be imposed on employees and managers for criminal violations of these laws.

Also, various countries, in addition to the United States, regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit our ability to distribute our products and services or our end-users’ ability to utilize our solutions in their countries. Changes in our products and services or changes in import and export regulations may create delays in the introduction of our products in international markets. Adverse action by any government agencies related to indirect tax laws could materially adversely affect our business, results of operations and financial condition.

The Consumer Product Safety Improvement Act and other existing or future government regulation could harm our business or may cause us to incur additional costs associated with compliance.

We are subject to various federal, state and local laws and regulations, including but not limited to, laws and regulations relating to labor and employment, U.S. customs and consumer product safety, including the Consumer Product Safety Improvement Act, or the “CPSIA.” The CPSIA created more stringent safety requirements related to lead and phthalates content in children’s products. The CPSIA regulates the future manufacture of these items and existing inventories and may cause us to incur losses if we offer for sale or sell any non-compliant items. Failure to comply with the various regulations applicable to us may result in damage to our reputation, civil and criminal liability, fines and penalties and increased cost of regulatory compliance. These current and any future laws and regulations could harm our business, results of operations and financial condition.

We may be subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions and other similar laws and regulations, and non-compliance with such laws and regulations could subject the Company to civil, criminal and administrative penalties, remedial measures and legal expenses, all of which could adversely affect the Company’s business, prospects, results of operations, financial condition and reputation.

The Company is or will be subject to laws with respect to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and other similar laws and regulations in various jurisdictions in which the Company conducts, or in the future may conduct, activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws and regulations. The FCPA prohibits the Company and its officers, directors, employees and business partners acting on its behalf, including agents, from offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, prospects, results of operations, financial condition and reputation.

If one or more of our major customers were to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us or return substantial amounts of our products, it could have a materially adverse effect on our business, results of operations and financial condition.

A substantial reduction in or termination of orders from any of our largest customers would adversely affect our business, results of operations and financial condition. In addition, pressure by large customers seeking price reductions, financial incentives and changes in other terms of sale or for us to bear the risks and the cost of carrying inventory could also adversely affect our business, results of operations and financial condition.

If one or more of our major customers were to experience difficulties in fulfilling their obligations to us resulting from bankruptcy or other deterioration in their financial condition or ability to meet their obligations, cease doing business with us, significantly reduce the amount of their purchases from us, or return substantial amounts of our products, it could have a material adverse effect on our business, results of operations and financial condition. The COVID-19 pandemic has left many customers outside of our largest customers under varying degrees of financial distress, and it seems some of our largest customers are facing increases in their operating costs. Customers may request extended payment terms which may require us to take on increased credit risk or to reduce or forgo sales entirely in an attempt to mitigate financial risk associated with customer bankruptcy risk.

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Customer complaints regarding our products and services could hurt our business.

From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

Risks Related to Our Securities and Other Risks

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but (i) not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) not being required to comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (iv) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (v) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.24 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer. We cannot predict if investors will find our securities less attractive if we choose to rely on these exemptions. If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our securities and our stock price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other public companies and you may not have the same protections afforded to stockholders of such companies.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a) (2)(B) of the Securities Act, for complying with new or revised accounting standards. We have opted for taking advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Jobs Act.

● We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements is time-consuming and results in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

● Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

Immediately after August Warrant Exercise in connection with the June Securities Purchase Agreement, Bravemorning held approximately 86.6% of the Company’s outstanding Common Stock, and also Preferred Stock Shares which vote together with the Common Stock and increased Bravemorning’s aggregate voting power to approximately 92.5%. Bravemorning continues to hold supermajority voting power and may take actions that may not be in the best interests of our other stockholders.

On August 29, 2025, in connection with the August Warrant Exercise, the Company issued 220,000,000 shares of Common Stock to Bravemorning, making it the holder of approximately 86.6% of the Company’s outstanding Common Stock. Upon the August Warrant Exercise in connection with the June Securities Purchase Agreement, Bravemorning also held 100,000 Preferred Stock Shares, which are convertible into an additional 200,000,000 shares of Common Stock and which vote on an as-converted basis with the Common Stock; and Bravemorning’s ownership of Common Stock and Preferred Stock gave it an aggregate voting power of approximately 92.5% As of February 4, 2026, Bravemorning holds an aggregate voting power of approximately 88.5%. As a result, Bravemorning is able to control the management and affairs of the Company and matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The interests of Bravemorning may not be the same as or may even conflict with your interests. For example, Bravemorning could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of us or our assets, and might affect the prevailing market price of our Common Stock due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other stockholders.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations.

Conflicts of interest may exist between (i) our different businesses; (ii) us and our stakeholders; or (iii) us and our affiliates. As we expand the scope of our business it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest, including a procedure for presenting potential conflicts of interest to the audit committee of our Board.  However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our stakeholders’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or even appears to interfere, with the interests of our company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our company.

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Specific potential conflicts of interest may arise from the following relationships:

●	we engaged BiT Global, a licensed Trust or Company Service Provider and registered trust company in Hong Kong, to set up the Treasury Wallet. Our director, Zhihong Liu, is one of the directors of BiT Global.

●	some of our directors have certain ties with the TRON blockchain ecosystem. For example, Weike Sun is the father of Justin Sun, the founder of TRON. Zhihong Liu has been the senior advisor to TRON DAO since 2021. Zi Yang holds senior position for Tronscan, the official blockchain explorer for Tron protocol.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from our audit committee. All other employees are required to approach our Chief Executive Officer or our Chief Financial Officer if they have any questions about reporting a suspected conflict of interest.

Risks Related to Our TRX Token Strategy and Holdings

The TRX token is a highly volatile asset, and fluctuations in the price of the TRX token are likely to affect our financial results and the market price of our listed securities.

All digital assets, including the TRX token, are highly volatile assets, and fluctuations in the price of the TRX token are likely to continue to affect our financial results and the market price of our listed securities. The trading price of the TRX token has experienced substantial volatility historically. In 2021, the trading price of the TRX token reached a high of approximately $0.18 in April, but it declined to a low of approximately $0.05 in November 2022, representing a drawdown of approximately 75%. More recently, during 2024, the TRX token appreciated significantly, rising from approximately $0.11 in January 2024 to a high of approximately $0.44 in December 2024, a gain of approximately 309%. After significant price correction, the trading price of the TRX token reached approximately $0.284271 by the end of 2025. As of February 4, 2026, the closing price of the TRX token was approximately $0.282773, which was a decrease of approximately 1% from the price by the end of 2025. These figures are non-exhaustive examples that illustrate that the market price of TRX token has exhibited, and may continue to exhibit, rapid and substantial increases or decreases over relatively short periods, which could materially and adversely affect the value of our holdings directly and the trading price of our securities indirectly. The price figures and percentage change figures above are based on the historical data file downloaded from the CoinMarketCap TRON Historical Data page (https://coinmarketcap.com/currencies/tron/historical-data/).

Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of TRX tokens decreased substantially, including as a result of:

●	decreased user and investor confidence in the TRX token, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users and investors; and (ii) actual or expected significant dispositions of TRX tokens by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of TRX tokens associated with significant hacks, seizures, or forfeitures;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, TRON blockchain, TRX tokens or the broader digital assets industry, for example, (i) public perception that blockchains can be used as a platform to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the TRON ecosystem, if any; and (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates;

●	changes in consumer preferences and the perceived value or prospects of the TRX token;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for TRX token purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of TRX tokens or adversely affect investor confidence in digital assets generally;

●	developments relating to the TRON protocol, including (i) changes to the TRON protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the TRON blockchain, changes to the maximum number of TRX tokens outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the TRON protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the TRON protocol that introduce software bugs, security risks or other elements that adversely affect TRX tokens;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for TRX tokens, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;

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●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of TRX tokens, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●

the ultimate resolution of a March 2023 civil enforcement action brought by the U.S. Securities and Exchange Commission and currently pending in the Southern District of New York (the “SEC Action”). Among other claims, the SEC Action alleges that certain contests, giveaways, and secondary market trading involving TRX tokens in 2018 and 2019 constituted unregistered securities offerings under the law. Since February 2025, the SEC Action has been stayed by the Court at the request of the parties. The SEC Action does not allege that the TRX token itself is a security today, and the Court has not yet decided whether any of the allegations have merit and that the lawsuit can proceed;

●	transaction congestion and fees associated with processing transactions on the TRON network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the TRON blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

Most importantly, our TRX token strategy has not been tested over an extended period of time or under different market conditions. Although we are and will be continually examining the risks and rewards of our TRX token strategy, if TRX token prices were to decrease or our TRX token strategy otherwise proves unsuccessful, the Company’s financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

The TRX token and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty

The TRX token and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of the TRX token or the ability of individuals or institutions (including the Company) to own or transfer TRX tokens.

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The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of the TRX token or the ability of individuals or institutions (including the Company) to own or transfer TRX tokens. For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets;

●	in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets;”

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and TRX tokens specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of TRX tokens, as well as our ability to hold or transact in TRX tokens, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a TRX token strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of the TRX token in particular, may also impact the price of the TRX token and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of TRX tokens may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to TRX tokens, institutional demand for TRX tokens as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for TRX tokens as means of payment, and the availability and popularity of alternatives to the TRX token. Even if growth in TRX token adoption occurs in the near or medium-term, there is no assurance that TRX token usage will continue to grow over the long-term.

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Because the TRX token has no physical existence beyond the record of transactions on the TRON blockchain, a variety of technical factors related to the TRON blockchain could also impact the price of the TRX token. For example, malicious attacks by hackers, hard “forks” of the TRX token blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the TRON blockchain and negatively affect the price of the TRX token. The liquidity of the TRX token may also be reduced and damage to the public perception of the TRX token may occur, if financial institutions were to deny or limit banking services to businesses that hold TRX tokens, provide TRX token-related services or accept the TRX token as payment, which could also decrease the price of the TRX token. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for cryptocurrency-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of the TRX token may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for TRX tokens and other digital assets.

A significant decrease in the market value of our TRX token holdings could adversely affect our ability to satisfy our financial obligations.

For the year ended December 31, 2024, our toys and souvenir business did not generate positive cash flow from operations. If our toys and souvenir business does not generate cash flow in future periods sufficient to satisfy our financial obligations, including our debt and cash dividend obligations, we intend to fund our obligations using cash flow generated by equity or debt financings. Our ability to achieve the objectives of our TRX token strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our TRX token strategy.

Our ability to obtain equity or debt financing may in turn depend on, among other factors, the value of our TRX token holdings, investor sentiment and the general public perception of TRX tokens, our strategy and our value proposition. Accordingly, a significant decline in the market value of our TRX token holdings or a negative shift in these other factors may create liquidity and credit risks, as such a decline or such shifts may adversely impact our ability to secure sufficient equity or debt financing to satisfy our financial obligations, including our debt and cash dividend obligations. These risks could materialize at times when the TRX token is trading below its carrying value on our most recent balance sheet or our cost basis. As TRX tokens constitute the vast bulk of assets on our balance sheet, if we are unable to secure equity or debt financing in a timely manner, on favorable terms, or at all, we may be required to sell TRX tokens to satisfy these obligations. Any such sale of TRX token may have a material adverse effect on our operating results and financial condition, and could impair our ability to secure additional equity or debt financing in the future. Our inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell our TRX tokens in amounts and at prices sufficient to satisfy our financial obligations, including our debt service and cash dividend obligations, could cause us to default under such obligations. Any default on our current or future indebtedness or Preferred Stock may have a material adverse effect on our financial condition.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our TRX token holdings.

Given that we have only started adopting the TRON (TRX) treasury strategy since June 2025, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of TRX tokens. The price of the TRX token has historically been subject to dramatic price fluctuations and is highly volatile. Our TRX token holdings are expected to significantly affect our financial results and if we continue to increase our overall holdings of TRX tokens in the future, they will have an even greater impact on our financial results and the market price of our listed securities. Going forward, we will evaluate and adopt appropriate accounting standards and policies for the preparation of our financial statements, in particular to areas relating to our TRX token holdings.

Our TRX token strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our TRX tokens through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our TRX tokens from bad actors that have used TRX tokens to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in TRX tokens by us may be restricted or prohibited.

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We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our TRX token holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our TRX token holdings. These types of TRX token-related transactions are the subject of enhanced regulatory oversight. These and any other TRX token-related transactions we may enter into, beyond simply acquiring and holding TRX tokens, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting TRX tokens, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in TRX tokens.

In addition, private actors that are wary of the TRX token or the regulatory concerns associated with the TRX token have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities.

Due to the unregulated nature and lack of transparency surrounding the operations of many TRX token trading venues, TRX token trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in TRX token trading venues and adversely affect the value of our TRX token.

TRX token trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many TRX token trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in TRX token trading venues, including prominent exchanges that handle a significant volume of TRX token trading and/or are subject to regulatory oversight, in the event one or more TRX token trading venues cease or pause for a prolonged period the trading of TRX token or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The concentration of our TRX token holdings enhances the risks inherent in our TRX token strategy.

The vast majority of our assets are concentrated in our TRX token holdings. As of February 4, 2026, the Company holds approximately 549,676,892 Staked TRX (sTRX) tokens and approximately 2,391,241 TRX tokens in the Treasury Wallet.   We intend to purchase additional TRX tokens and increase our overall holdings of TRX tokens in the future. The concentration of our TRX token holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our TRX token strategy.

Our holdings of sTRX tokens are subject to risks associated with smart contracts and the TRON blockchain, which could adversely affect their value.

We received and hold sTRX tokens, which are issued and redeemable through a smart-contract protocol. The use of sTRX entails risks inherent in smart contracts, including the possibility of coding errors, security vulnerabilities, or malicious exploits that could result in the partial or total loss of sTRX or the underlying TRX. In addition, risks relating to the TRON blockchain itself, such as congestion, outages, or consensus failures, could disrupt transfers, redemptions, or yield distributions. Further, the staking yield of sTRX consists of traditional staking rewards and energy rental income on the TRON blockchain, therefore, any changes to TRON protocol parameters could alter yields, redemption mechanics, or fees in ways that negatively affect the value of sTRX. Any of these risks could materially and adversely affect the value of our sTRX holdings and, by extension, our business, financial condition, and results of operations.

Due to Justin Sun’s role as the founder of TRON and his continued association with the TRON blockchain system, his actions and statements may potentially impact the price of TRX, which could in turn impact the Company and the effectiveness of its treasury strategy.

As the founder of TRON, and due to his continued association with the TRON blockchain system, Justin Sun’s actions and statements may potentially impact the price of TRX. While the Company is not aware of any past action or statement by Justin Sun which has had a significant impact on the price of TRX, it is theoretically possible that the market could have interpreted in the past, or interpret in the future, his statements and actions (whether incorrectly in whole or in part) as a factor that could impact the price of TRX. Any such occurrence that impacts the price of TRX would likely also affect the value of the Company’s Common Stock or other securities.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of TRX tokens and adversely affect our business.

As a result of our TRX token strategy, our assets are concentrated in our TRX token holdings. Accordingly, the emergence or growth of digital assets other than the TRX token (such as Bitcoin and Ethereum) may have a material adverse effect on our financial condition.

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Other alternative digital assets that compete with the TRX token in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as a medium of exchange and store of value, particularly on digital asset trading platforms. As of December 31, 2024, two of the eight largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, the introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued cryptocurrencies, or significantly limit their utility. National governments around the world could introduce central bank digital currencies, which could in turn limit the size of the market opportunity for cryptocurrencies, including TRX tokens.

Our TRX token holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

The TRX tokens are mainly traded on centralized and decentralized cryptocurrency exchange platforms. During times of market instability, we may not be able to sell our TRX tokens at favorable prices or at all. As a result, our TRX token holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, TRX tokens we hold and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Moreover, TRX tokens may be “staked” on various platforms, including centralized cryptocurrency exchanges, or directly on decentralized platforms. “Staking” is a crypto-related process that allows network participants to earn rewards by locking their tokens in wallets. The TRX tokens in the Treasury Wallet are currently “staked” on JustLend, a decentralized finance (DeFi) protocol, in exchange for Staked TRX (sTRX) tokens. sTRX token is a derivative token that represents the “staked” TRX tokens, which can automatically generate yield for the token holders. For the avoidance of doubt, the sTRX token does not generate discrete staking rewards. Instead, the economic benefit of staking is reflected through a floating conversion rate between TRX and sTRX, which increases over time based on accrued protocol rewards. While “staking” can generate yields and rewards, there are inherent risks such as (i) smart contract risk – any vulnerabilities of the smart contract may potentially lead to loss of funds, and the redemption of “staked” tokens which is governed by smart contract may be modified by the operator; (ii) interest rate fluctuations – rates can change rapidly based on market conditions, and therefore the amount of yields or rewards is not guaranteed; and (iii) liquidity risk – it may take days or even weeks to release TRX tokens from “staking”. Other than yields and rewards generated from “staking” of the TRX tokens, the TRX token itself does not pay interest or other returns and we can only generate cash from our TRX token holdings if we sell our TRX tokens or implement strategies to create income streams or otherwise generate cash by using our TRX token holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our TRX token holdings, and any such strategies may subject us to additional risks.

The TRX tokens staked through JustLend have been voted to super representative nodes on the TRON blockchain. According to Tronscan (the explorer of TRON blockchain), as of February 4, 2026, the TRX tokens which were staked into Staked TRX (sTRX) have been casted votes for the following super representatives: Abra Capital Management, Poloniex, BlockAnalysis, Crypto Labs, and TRONALLIANCE.  The voting power was allocated on an approximately equal basis among these nodes. These nodes are identifiable on the TRON blockchain explorer, and the Company does not exercise discretion over the selection beyond the delegation carried out through the JustLend protocol.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered TRX tokens or otherwise generate funds using our TRX token holdings, including in particular during times of market instability or when the price of TRX tokens has declined significantly. If we are unable to sell our TRX tokens, enter into additional capital raising transactions, including capital raising transactions using TRX tokens as collateral, or otherwise generate funds using our TRX token holdings, or if we are forced to sell our TRX tokens at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We face risks relating to the security of the Treasury Wallet holding our TRX tokens, including the loss or destruction of private keys required to access our TRX tokens and cyberattacks or other data loss relating to our TRX tokens.

TRX tokens are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which a TRX token is held. While the TRON blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the TRX tokens held in such wallet. To the extent the private key(s) for a digital wallet (including the Treasury Wallet) are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, we will not be able to access the TRX tokens held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets (including the Treasury Wallet) will not be compromised as a result of a cyberattack.

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The limited rights of legal recourse available to us, and our lack of insurance protection expose us and our stockholders to the risk of loss of our digital assets.

Our digital assets are not insured. If our digital assets are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, to other responsible third parties (which may include a thief or terrorist), some or all of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim or may be beyond the reach of available legal recourse. Furthermore, the TRX token is not subject to Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation protection, which is the protection afforded to depositors at banking institutions. Therefore, a loss may be suffered with respect to our digital assets for which no recourse is available, which could adversely affect our operations and, consequently, an investment in our securities.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our TRX tokens, we may lose some or all of our TRX tokens and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our TRX tokens. Blockchain-based digital assets have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in a partial or total loss of our TRX tokens. Such a loss could have a material adverse effect on our financial condition and results of operations.

As of February 4, 2026, the TRON blockchain and TRX tokens have not experienced any material security breaches or protocol-level cyberattacks that compromised the integrity of the network.  TRON currently maintains a public bug bounty program on HackerOne and has undergone an external security audit of its Java-Tron node software by ChainSecurity. However, the TRON blockchain and TRX token, similar to other digital assets and blockchain technologies, may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our TRX tokens;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader TRON blockchain ecosystem or in the use of the TRON blockchain to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital asset industry, including third-party services on which we rely, could materially and adversely affect our business.

Absent federal regulations, there is a possibility that the TRX token (either on its own or when offered and sold as part of or subject to an investment contract) may be classified as a “security.” Any such classification of TRX token as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Our assets are concentrated in our TRX token holdings. While neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they agree that the TRX token, either on its own or when offered and sold as part of or subject to an investment contract, is a “security”, if the TRX token is determined to be a “security” in the future, it could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our TRX token strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

While (for the reasons discussed below) we believe that TRX token, whether on its own or when offered and sold as part of or subject to an investment contract, is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under the Investment Company Act is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that TRX token, whether on its own or when offered and sold as part of or subject to an investment contract, is a “security” which would require us to register as an investment company under the Investment Company Act.

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We have also adapted our process for analyzing the U.S. federal securities law status of the TRX token and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that TRX token, whether on its own or when offered and sold as part of or subject to an investment contract, is not a “security” is premised, among other reasons, on our conclusion that the TRX token does not meet the elements of the Howey test. Among the reasons for our conclusion that the TRX token is not a security is that holders of TRX tokens do not have a reasonable expectation of profits from our efforts in respect of their holding of TRX tokens. Also, TRX token ownership does not convey the right to receive any interest, rewards, or other returns.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that the TRX token, or any other digital asset we might hold, is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if the TRX token was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), following the June PIPE Offering, our ownership or holding of TRX tokens is in excess of 40% of our total assets. Since we believe that the TRX token is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

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TRX tokens and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our TRX token strategy, our use of leverage, the manner in which our TRX tokens are custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our Board, no shareholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our TRX token holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding TRX tokens.

Our TRX token strategy exposes us to risk of non-performance by counterparties in the future.

As of the date of this prospectus, the Company does not have any material agreements with counterparties relating to the purchase or sale of TRX tokens. However, this may change in the future. Our TRX token strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of TRX tokens, a loss of the opportunity to generate funds, or other losses.

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If we pursue any strategies to create income streams or otherwise generate funds using our TRX token holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties could have a material adverse effect on our business, prospects, financial condition, and operating results.

Further, the broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of TRX tokens. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our TRX tokens, nor have such events adversely impacted our access to our TRX tokens, they have, in the short-term, likely negatively impacted the adoption rate and use of the TRX tokens. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of the TRX token, limit the availability to us of financing collateralized by TRX tokens, or create or expose additional counterparty risks. Changes in the accounting treatment of our TRX token holdings could have significant accounting impacts, including increasing the volatility of our results.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

The price decrease of energy, a type of system resources on the TRON blockchain, could negatively affect the Company.

Bandwidth and energy are main types of resources on the TRON blockchain which are necessary for execution of different types of transactions. Except for query operations, the execution of all the transactions on the TRON blockchain consumes bandwidth. Bandwidth measures the byte size of a transaction on the blockchain. The larger the transaction is, the more bandwidth will be consumed. Energy measures the resources consumed by the TRON Virtual Machine (TVM) to execute a smart contract. Energy is only consumed when deploying or triggering a smart contract.

According to committee proposals available on Tronscan, the proposal #104 which proposed the modification of transaction fee of 1 unit of energy from 0.00021 TRX token to 0.0001 TRX token was approved by the SR and became effective on August 29, 2025. Because users consume energy to execute smart contracts on the TRON blockchain, the price decrease of energy has several implications and potential risks.

The effectiveness of proposal #104 means that less TRX is required to be burned (from 0.00021 TRX token to 0.0001 TRX token) to obtain a unit of energy; as a result, the cost for users to obtain energy through TRX burning decreases significantly, and therefore there will be less demand for energy rental. This change may:

(i)	Lower the yields in the energy rental market, as evidenced by JustLend DAO’s downward adjustment of its base rate, which means the staking yield to be earned by the Company through sTRX generated from traditional staking and energy rental is expected to be lower; this may cause the value of sTRX held by the Company to decline. Any such decline could negatively affect the Company’s return on its sTRX holdings, which in turn could negatively impact the Company.
(ii)	Lessen the deflationary pressure on the TRX token supply as fewer TRX tokens will be burned by users for obtaining energy.
(iii)	Increase the on-chain transaction volume as transaction costs are lower.
(iv)	Lower the TRX token threshold for executing smart contracts, which is expected to enable broader participation and expand the network’s active user base.
(v)	Lower the barriers for developers and dApps, which is expected to drive increased contract deployment and greater TRON ecosystem activity.

Risks Related to Our Corporate Structure

In 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material negative impact on its operations and/or the value of our Common Stock or other securities.

Although we have direct ownership of our subsidiary in Hong Kong and currently do not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in Mainland China, we are still subject to certain legal and operational risks associated with our connections to Hong Kong. However, the legal and operational risks associated in Mainland China also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company such as our subsidiary and our Company, given the Hong Kong aspects of our subsidiary in Hong Kong and the potential that the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event we were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and might be subject to fines, experienced evaluation of securities or delisting, restrictions on securities offerings, and/or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our subsidiary’s operations and/or a material change in the value of our Common Stock or other securities, including the risk that such event could cause the value of our Common Stock or other securities to decline. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations potentially related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

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We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, the Trial Measures and data security, and any failure to comply with applicable laws and obligations could potentially have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies on August 8, 2006, and amended on June 22, 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in Mainland China and controlled by companies or individuals of Mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion.

As of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in Mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in Mainland China, and we have not generated any revenues or profits in Mainland China. Additionally, we do not intend to operate in Mainland China in the foreseeable future. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC under the Trial Measures. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, we believe, as of the date of this prospectus, the CSRC’s approval or review is not required for the listing and trading of our Common Stock in the U.S. exchange as provided under the M&A Rules and the Trial Measures.

SRM Ltd has two independent contractors in Hong Kong, which is a part of the PRC. In 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Hong Kong subsidiary. These actions could result in a material change in the Hong Kong aspects of our operations and/or to the value of our Common Stock or other securities.

Statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filing procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the Trial Measures and the Guidance Rules and Notice, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet need to make filings for subsequent offerings in accordance with the Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing, shall arrange for the filing within a reasonable time period and shall complete the filing procedure before such companies’ overseas issuance and listing.

Management understands that as of the date of this prospectus, the Company has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Company has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our potential operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from our offerings into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Common Stock or other securities. If we have PRC operations in the future, we may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt our offerings before settlement and delivery of our Common Stock or other securities. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. If we have PRC operations in the future, any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors, and could cause the value of such securities to decline.

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Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or our offerings as we do not believe that our subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S. However, there remains uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if our subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Common Stock or other securities in the U.S. could be subject to CAC’s cybersecurity review.

As of the date of this prospectus, Hong Kong does not have similar regulations as of the PRC to extend oversight and control over offerings that are conducted overseas. Hong Kong does not have similar regulation as of the Trial Measures and the Guidance Rules and Notice, and Measures for Cybersecurity Review of the PRC. However, the legal and operational risks associated in Mainland China apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company such as our subsidiary and our Company, given the Hong Kong aspects of our subsidiary in Hong Kong and the possibility that the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event we or our subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our subsidiary might be subject to fines, experienced evaluation of securities or delisting, restrictions on securities offerings, and/or no longer be permitted to continue business operations as presently conducted. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or if applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals, (ii) we inadvertently conclude that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of our Common Stock or other securities to decline.

We believe that our current connections to Hong Kong are not substantial. Although SRM Ltd, our wholly-owned subsidiary is a Hong Kong company, it has only two independent contractors and its function is to provide administrative support for the procurement and delivery process which is controlled by the Company directly with its PRC suppliers. As to our TRX treasury business, our Treasury Wallet is located in Hong Kong; however, all operating decisions relating to the movement of TRX to and from the Treasury Wallet are made by our Board, a majority of whom are not based in Hong Kong or the PRC.

Certain of our operations are conducted in Hong Kong. It is possible that the Chinese government may exercise significant oversight and discretion over the conduct of such business and may influence such operations, which could potentially significantly interfere with, alter, limit or hinder our current presence in Hong Kong, and certain scenarios, possibly affect the value of our Common Stock or other securities. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence the Hong Kong aspects of our operations, which could interfere with our operations and/or affect the value of the Common Stock or other securities we are registering for sale.

In 2023, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China, including a cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Given the recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, any extension of these actions, statements or policies into Hong Kong could potentially significantly interfere with, alter, limit or hinder our current presence in Hong Kong.

There are uncertainties regarding the enforcement of PRC laws, and rules and regulations in China can change with little advance notice. The Chinese government may intervene or influence our Hong Kong subsidiary or our TRX treasury business at any time, which could result in a material change in the Hong Kong aspects of our operations and/or the value of the securities we are registering for sale.

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It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in Mainland China and Hong Kong.

As of the date of this prospectus, our Chairman and Director Mr. Weike Sun and our Director Mr. Zhihong Liu are based in Hong Kong. In addition, the Company retains sole control of the Treasury Wallet and private keys in Hong Kong, and Mr. Weike Sun and Mr. Zi Yang are authorized by the Board to make the arrangements for safeguarding and operating the private keys of the Treasury Wallet. As a result, it may be difficult for investors to effect service of process within the U.S. upon such directors, or to enforce judgments obtained in U.S. courts against them in Mainland China or Hong Kong, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. and whether in connection with any claim relating to the Treasury Wallet, or otherwise.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. The PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because it will be difficult for U.S. shareholders, by virtue only of holding our Common Stock or other securities, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Currently, there are no treaties or reciprocity protocols in place between the U.S. and the PRC relating to the enforceability of civil judgments.

In Hong Kong, foreign judgments can be enforced under statute under the Foreign Judgments (Reciprocal Enforcement) Ordinance or under common law. The Foreign Judgments (Reciprocal Enforcement) Ordinance is a registration scheme for the recognition and enforcement of foreign judgments based on reciprocity but the United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, will not be enforced by the Hong Kong courts under the statutory regime. In addition, the Supreme People’s Court of the PRC and the Government of Hong Kong have entered into the “Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region pursuant to Choice of Court Agreements between Parties Concerned,” or the Arrangement. The Mainland Judgements (Reciprocal Enforcement) Ordinance gave effect to the Arrangement and is a registration scheme for recognition and enforcement of PRC judgements based on reciprocity. Other than the Arrangement, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign judgments. Accordingly, any judgments rendered by a court in the United States will need to be enforced under common law. In order to enforce a foreign judgment under common law in Hong Kong, the judgment must meet certain criteria before it can be enforced, such as the judgment being final and conclusive.

The foregoing risks make it uncertain that stockholders or others will be able to obtain a legally binding judgment against the Company or our directors or officers, and if such a judgment is ultimately obtained, the process could be time consuming and costly.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the growth of our business, primarily acquiring additional TRX tokens, working capital, and for general corporate purposes. We may also use a portion (to be determined in our discretion) of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds, we intend to invest the proceeds in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our Common Stock and Preferred Stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Common Stock and the Preferred Stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future Common Stock or Preferred Stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Common Stock and Preferred Stock, please refer to our articles of incorporation and our bylaws, as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Nevada law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and bylaws, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information.”

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, of which 1,000,000 shares are designated as Series A Preferred Stock and 5,000 shares of the Series A Preferred Stock are designated as convertible, and 100,000 shares are designated as Series B Preferred Stock. As of February 4, 2026, there were 274,382,064 shares of Common Stock issued and outstanding, no shares of Series A Preferred Stock issued and outstanding and 100,000 shares of Series B Preferred Stock issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of our Common Stock may receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. The Company did not declare or pay any dividends for the year ended December 31, 2024.

Voting Rights

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. The Common Stock shares do not contain cumulative voting rights.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive or conversion rights or other subscription rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Holders of Common Stock are entitled to dividends when, and if, declared by the Board out of funds legally available therefore; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock.

Transfer Agent and Registrar

The Company’s transfer agent is ClearTrust, LLC with an address of 16540 Pointe Village Drive, Suite 210, Lutz, FL 33558 and a phone number of (813) 235-4490.

The Common Stock is listed on The Nasdaq Capital Market under the trading symbol “TRON.”

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Description of Series A Convertible Preferred Stock

Stated Value

The stated value of the Series A Convertible Preferred Stock shall be $1,000 per share.

Dividend Rights

Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series A Preferred Stock.

Voting Rights

Holders of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible on the basis of a conversion price of $0.56. The Holders shall vote together with the holders of shares of Common Stock as a single class.

Description of Series B Convertible Preferred Stock

Stated Value

The stated value of the Series B Convertible Preferred Stock shall be $1,000 per share.

Voting Rights

Holders of the Series B Convertible Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock are convertible on the basis of a conversion price of $0.50. The Holders shall vote together with the holders of shares of Common Stock as a single class. The Series B Convertible Preferred Stock cannot be voted on an “as converted basis” of more than 19.99% of the currently outstanding shares of Common Stock until shareholder approval of such voting rights is obtained and becomes effective. Shareholder approval of such issuance was obtained and became effective on August 11, 2025; and therefore the 19.99% limitation was no longer applicable as of such date.

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on Series B Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders of Series B Convertible Preferred Stock have a preference for the distribution of the entire remaining assets and funds of the Company legally available for distribution over any holders of other series of Preferred Stock or of the Common Stock.

If, as of December 31, 2025, a Triggering Event (as defined in the Series B Certificate of Designation) has occurred, the holder of the Series B Convertible Preferred Stock shall have the right to request the Company redeem all or any of portion of the Series B Convertible Preferred Stock then held by the holder for a redemption price equal to the full (for fully redemption) or pro rata (for portion redemption) Triggering Redemption Amount as specified in the Series B Certificate of Designation. On August 7, 2025, Bravemorning issued a waiver waiving its right under Section 8(b) of the Series B Certificate of Designation to require Tron Inc. to redeem any or all its Series B Convertible Preferred Stock for the Triggering Redemption Amount upon the occurrence of a Triggering Event. No such Triggering Event has occurred.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our Common Stock and new series of Preferred Stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

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Anti-Takeover Provisions

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of Preferred Stock, the highest liquidation value of the Preferred Stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

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Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

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General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Common Stock or Preferred Stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of Common Stock or Preferred Stock. Warrants may be offered independently or together with Common Stock or Preferred Stock offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of Common Stock or Preferred Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Common Stock or Preferred Stock, holders of the warrants will not have any of the rights of holders of the Common Stock or Preferred Stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Common Stock or Preferred Stock purchasable upon exercise, if any.

Outstanding Warrants

As of February 4, 2026, there were 7,500 warrants to purchase shares of our Common Stock issued and outstanding with an exercise price of $6.00 per share.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of Common Stock or Preferred Stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock” and “Description of Warrants” will apply to each unit and to any Common Stock, Preferred Stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	through brokers or dealers;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly by us to purchasers, including through a specific bidding, auction or other process; or

●	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

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If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than Common Stock will be a new issue and, other than the Common Stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

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LEGAL MATTERS

The validity of the warrants, rights and units and legal matters as to United States and New York law will be passed upon for us by Loeb & Loeb LLP. Certain legal matters with respect to the validity of the Common Stock and Preferred Stock has been passed upon for us by Lucosky Brookman LLP.

EXPERTS

Our consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (File No. 001-41768):

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●

the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025, for the quarterly period ended June 30, 2025, filed with the SEC on August 8, 2025 and for the quarterly period ended September 30, 2025, filed with the SEC on November 10, 2025;

●	the definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed with the SEC on November 26, 2025;

●	the preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 filed with the SEC on July 7, 2025, and the definitive Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 filed with the SEC on July 21, 2025;

●	the Company’s Current Reports on Form 8-K filed with the SEC on January 13, 2025, January 28, 2025, May 28, 2025, June 16, 2025, June 20, 2025, June 30, 2025, July 16, 2025, July 17, 2025, July 23, 2025, August 11, 2025, August 29, 2025, September 2, 2025 , November 12, 2025, December 17, 2025 and December 29, 2025; and

●	the Company’s Registration Statement on Form 8-A12B filed with the SEC on August 2, 2023, pursuant to Section 12 of the Securities Exchange Act of 1934, together with any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Item 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

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WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the aforesaid SEC’s website.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Tron Inc., at the Company’s office located at 941 W. Morse Blvd. Suite 100, Winter Park, FL 32789. Our telephone number at this address is 407-230-8100.

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Tron Inc.

$1,000,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

Amount to be Paid
Registration fee – Securities and Exchange Commission		$153,100
Accountants’ fees and expenses		**
Legal fees and expenses		**
Stock exchange listing fees		**
Printing expenses		**
Miscellaneous		**
Total	$	**

**	These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. They will be provided as applicable by amendment or in a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference or reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws provide shall advance costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

II-1

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

II-2

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 6, 2026.

TRON INC.

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form S-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: February 6, 2026	/s/ Richard Miller
Richard Miller
Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 6, 2026	/s/ Weike Sun
Weike Sun
Chairman of the Board

Date: February 6, 2026	/s/ Douglas O. McKinnon
Douglas O. McKinnon
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: February 6, 2026	/s/Christopher Marc Melton
Christopher Marc Melton
Director

Date: February 6, 2026	/s/ Zhihong Liu
Zhihong Liu
Director

Date: February 6, 2026	/s/ Zi Yang
Zi Yang
Director

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EXHIBIT INDEX

Exhibit Number	Title
1.1*	Form of Underwriting Agreement

3.1	Certificate of Amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2025)

3.2	Certificate of Amendment to the Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2025)

3.3	Amended and Restated Certificate of Designation of Series A Preferred Stock (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025)

3.4	Certificate of Designation of Series B Preferred Stock (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2025)

4.1*	Form of Common Stock Certificate

4.2*	Form of Preferred Stock Certificate

4.3**	Form of Indenture

4.4*	Form of Senior Note

4.5*	Form of Subordinated Note

4.6*	Form of Warrant Agreement and Warrant Certificate, if any

4.7*	Form of Right Agreement and Warrant Certificate, if any

4.8*	Form of Unit Agreement and Unit Certificate, if any

5.1**	Opinion of Loeb & Loeb LLP as to the legality of certain securities being registered

5.2**	Opinion of Lucosky Brookman LLP as to the legality of certain securities being registered

10.1**+	Self-Managed Wallet Services Agreement by and between the Company and BiT Global Trust Limited dated June 26, 2025

10.2	The Advisory Agreement by and between the Company and Justin Sun dated June 16, 2025 (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2025)

10.3	The Financial Advisory Agreement by and between the Company and American Ventures LLC dated June 16, 2025 (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2025)

23.1	Consent of M&K CPAS, PLLC

23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.4**	Consent of Lucosky Brookman LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on signature pages to the registration statement).

25.1****	Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Indenture pursuant to the Trust Indenture Act of 1939, as amended.

107**	Filing Fees Table.

*	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

**	Previously filed.

+	Portions of this exhibit have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv) because the registrant has determined that the information is not material and is the type that the registrant treats as private or confidential.

****	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

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